UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
SCHEDULE 14A
Proxy Statement Pursuant to Section 14(a) of the
Securities Exchange Act of 1934

Filed by the Registrant ☒	Filed by a Party other than the Registrant ☐

Check the appropriate box:
☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to §240.14a-12

Local Bounti Corporation
(Name of Registrant as Specified In Its Charter)

N/A
(Name of Person(s) Filing Proxy Statement if Other Than the Registrant)

Payment of Filing Fee (Check all boxes that apply):
☒	No fee required
☐	Fee paid previously with preliminary materials
☐	Fee computed on table in exhibit required by Item 25(b) per Exchange Act Rules 14a-6(i)(1) and 0-11

PRELIMINARY PROXY STATEMENT SUBJECT TO COMPLETION DATED
AUGUST 14, 2025
In accordance with Rule 14a-6(d) under Regulation 14A, Local Bounti Corporation intends to release definitive copies of this proxy statement to security holders on or about August 25, 2025.
Local Bounti Corporation
490 Foley Lane, Hamilton, MT 59840
Notice of Special Meeting of Stockholders
To Be Held on October 14, 2025
You are cordially invited to attend a special meeting of stockholders (the “Special Meeting”) of Local Bounti Corporation (“Local Bounti,” the “Company,” “we,” “us,” or “our”) to be held on October 14, 2025, at 9 a.m. Mountain Time. At the Special Meeting, stockholders will be asked to consider and vote only on the following items:
1.
To approve, for purposes of complying with the rules of the New York Stock Exchange (“NYSE”), (i) the issuance of up to 5,131,871 shares of our common stock, par value $0.0001 per share (the “common stock”), upon the conversion of the convertible note issued to U.S. Bounti, LLC (“U.S. Bounti”) pursuant to the Convertible Note and Warrant Purchase Agreement, dated as of August 1, 2025, between the Company and U.S. Bounti (the “Purchase Agreement”), and (ii) the issuance of up to 550,000 shares of common stock underlying the common stock purchase warrant issued to U.S. Bounti pursuant to the Purchase Agreement (such proposal, the “NYSE Approval Proposal”); and

2.
To approve the adjournment of the Special Meeting, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the NYSE Approval Proposal (such proposal, the “Adjournment Proposal”).

You can find more information about each of these items in the proxy statement accompanying this Notice of Special Meeting of Stockholders. The record date for the Special Meeting is August 22, 2025. Only stockholders of record at the close of business on that date may vote at the meeting or any postponement or adjournment of the meeting. Under the Delaware General Corporation Law and the Company’s amended and restated bylaws, no other business may be transacted at the Special Meeting. These materials are first being delivered to stockholders on or about [    ], 2025.
The Company’s Board of Directors unanimously recommends that you vote “FOR” the items described in the accompanying proxy statement.
Under the rules of the Securities and Exchange Commission, we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet. On or about [    ], 2025, we will begin mailing the Notice of Internet Availability of Proxy Materials (the “Notice”) to our stockholders of record and beneficial owners as of the record date. The Notice contains instructions on how to access proxy materials and how to vote. The Notice also contains instructions on how to request a paper copy of the proxy materials. This Notice of Special Meeting of Stockholders and the proxy statement are available on our website at localbounti.com and proxyvote.com.
The Special Meeting will be conducted exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2025SM. There will not be a physical location for our Special Meeting, and you will not be able to attend the meeting in person.
You are cordially invited to attend the Special Meeting via live audiocast. Whether or not you expect to virtually attend the Special Meeting, please vote on the matters to be considered as promptly as possible to ensure your representation at the Special Meeting. You may vote via the internet, by telephone, or by returning the enclosed proxy card. Even if you have voted by proxy, you may still vote via live audiocast if you virtually attend the Special Meeting by going to virtualshareholdermeeting.com/LOCL2025SM and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Special Meeting, you may vote and ask questions by following the instructions available on the meeting website. Please note, however, that if your shares are held of record by a broker, bank, or other nominee and you wish to vote at the meeting, you must obtain a proxy issued in your name from that record holder. Your proxy is revocable in accordance with the procedures set forth in the proxy statement.

You are encouraged to log in to this website before the Special Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the meeting through the meeting website, please call the support team at the number listed on the website log-in screen.
By order of the Board of Directors
Margaret McCandless
Corporate Secretary
Hamilton, Montana
[    ], 2025
* Your vote is important, so please act today! *
Important Notice regarding the Availability of Proxy Materials for the Special Meeting of Stockholders of Local Bounti Corporation To Be Held on October 14, 2025
Whether or not you plan to attend the Special Meeting, we encourage you to vote and submit your proxy via the internet, telephone, or mail. For additional instructions on voting by the internet or telephone, please refer to your proxy card. To vote and submit your proxy by mail, please complete, sign, and date the enclosed proxy card and return it in the enclosed envelope. If you attend the Special Meeting, you may revoke your proxy and vote virtually. If you hold your shares through an account with a brokerage firm, bank, or other nominee, please follow the instructions you receive from your account manager to vote your shares.

i

Local Bounti Corporation
490 Foley Lane, Hamilton, MT 59840
Proxy Statement for
Special Meeting of Stockholders
The Board of Directors (the “Board”) of Local Bounti Corporation, a Delaware corporation (“Local Bounti,” the “Company,” “we,” “us,” or “our”), is soliciting your proxy to vote at a special meeting of stockholders (the “Special Meeting”) of Local Bounti to be held exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2025SM on October 14, 2025, at 9 a.m. Mountain Time, including at any adjournments or postponements of the Special Meeting. The Special Meeting will be held in a virtual-only format. You are invited to attend and vote your shares electronically at the Special Meeting and submit questions by following the instructions available on the meeting website.
You are encouraged to log in to the website above before the Special Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Special Meeting through the meeting website, please call the support team at the number listed on the website log-in screen.
Under the rules of the Securities and Exchange Commission (the “SEC”), we have elected to provide access to our proxy materials by notifying you of the availability of our proxy materials on the internet. On or about [   ], 2025, we will begin mailing the Notice of Internet Availability of Proxy Materials to our stockholders of record and beneficial owners as of the record date. You do not need to attend the Special Meeting via live audiocast to vote your shares. Instead, you may vote your shares by proxy via the internet or by completing, signing, and returning the enclosed proxy card.
Questions and Answers
Why have I received these materials? The Board is soliciting proxies to vote at the Special Meeting to be held on October 14, 2025, at 9 a.m. Mountain Time. You are receiving this proxy statement and proxy card from us because you owned shares of our common stock, par value $0.0001 per share (the “common stock”), on August 22, 2025, which we refer to as the record date. As a stockholder of record as of the record date, you are invited to attend the Special Meeting via live audio webcast, and we request that you vote on the proposals described in this proxy statement. However, you do not need to attend the Special Meeting to vote your shares. Instead, you may vote your shares by proxy by the internet or telephone or by completing, signing, and returning the enclosed proxy card.
How do I attend the Special Meeting? The Special Meeting will be held on October 14, 2025, at 9 a.m. Mountain Time exclusively via live audiocast at virtualshareholdermeeting.com/LOCL2025SM and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Special Meeting, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Special Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Special Meeting through the meeting website, please call the support team at the numbers listed on the website log-in screen.
Who may vote? You are entitled to vote if our records show that you held one or more shares of our common stock at the close of business on August 22, 2025, the record date. On the record date, there were [  ] shares of common stock outstanding and entitled to vote, and [ ] holders of record. Each share entitles you to one vote at the Special Meeting.
What is the difference between holding shares as a stockholder of record and as a beneficial owner? If your shares are registered directly in your name with our transfer agent, Continental Stock Transfer & Trust Company, you are considered a “stockholder of record” with respect to those shares.
You are a beneficial owner if, at the close of business on the record date, your shares were held by a broker, bank, trustee, or nominee and not in your name. Being a beneficial owner means that your shares are held in “street name.” As the beneficial owner, you have the right to direct your broker, bank, trustee, or nominee how to vote your shares by following the voting instructions your broker, bank, trustee, or nominee provides. If you do not provide your broker, bank, trustee, or nominee with instructions on how to vote your shares, your broker, bank, trustee, or nominee will not be able to vote your shares with respect to any of the proposals.

What am I voting on? At the Special Meeting, stockholders will be asked to consider and vote on the following items:
1.
To approve, for purposes of complying with the rules of the New York Stock Exchange (“NYSE”), (i) the issuance of up to 5,131,871 shares of common stock upon the conversion of the Note (as defined below) issued to U.S. Bounti, LLC (“U.S. Bounti”) pursuant to the Purchase Agreement (as defined below), and (ii) the issuance of up to 550,000 shares of common stock underlying the Warrant (as defined below) issued to U.S. Bounti pursuant to the Purchase Agreement (such proposal, the “NYSE Approval Proposal”); and

2.
To approve the adjournment of the Special Meeting, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the NYSE Approval Proposal (such proposal, the “Adjournment Proposal”).

You may vote “FOR” or “AGAINST” Proposals 1 and 2 or abstain from voting.
The Board unanimously recommends a vote “FOR” Proposals 1 and 2.
Under the Delaware General Corporation Law (the “DGCL”) and the Company’s amended and restated bylaws (the “Bylaws”), no other business may be transacted at the Special Meeting.
How do I vote if I am a stockholder of record? If you were a holder of record of our common stock on August 22, 2025, the record date for the Special Meeting, you may use the following methods to vote your shares at the Special Meeting:
•
By Mail. You may vote by completing, signing, dating, and returning your paper proxy in the accompanying postage prepaid envelope. Please allow sufficient time for us to receive your proxy card if you decide to vote by mail.

•	By Telephone. You can vote your shares by telephone by calling the phone number on the proxy card and following the voice instructions.
•
Via the Internet. You can vote your shares by the internet by following the instructions in the enclosed proxy card. The internet voting procedures are designed to authenticate your identity, allow you to vote your shares, and confirm that your voting instructions have been properly recorded. If you vote via the internet, you do not need to mail a proxy card.

•
Virtually at the Special Meeting. If you virtually attend the meeting, you may vote by going to virtualshareholdermeeting.com/LOCL2025SM and logging in using the 16-digit control number found on your proxy card or voting instruction form. Once you are admitted as a stockholder to the Special Meeting, which will be held as a live audio webcast, you may vote and ask questions by following the instructions available on the meeting website. You are encouraged to log in to this website before the Special Meeting begins. Online check-in will be available approximately 15 minutes before the meeting starts. If you encounter any difficulties accessing or participating in the Special Meeting through the meeting website, please call the support team at the number listed on the website log-in screen.

How do I vote if I hold my shares in street name? If, on the record date of August 22, 2025, your shares were held in a stock brokerage account or by a bank or other stockholder of record, you may use the following methods to vote your shares at the Special Meeting:
•
By Mail, Telephone, or the Internet. You should receive instructions from your bank, broker, or other nominee explaining how to vote your shares by mail, telephone, or the internet. If you wish to vote your shares by mail, telephone, or the internet, you should follow those instructions.

•	Virtually at the Special Meeting. If you attend the meeting virtually, you will need to follow the instructions included on your broker-provided notice or proxy card.
If you do not provide instructions with your proxy, your bank, broker, or other nominee (collectively referred to as a “broker”) will determine if it has the discretionary authority to vote on the particular matter.

Under applicable rules, brokers have the discretion to vote on routine matters but do not have the discretion to vote on non-routine matters. Because all of the proposals to be voted on at the Special Meeting are considered to be non-routine proposals, if you do not provide voting instructions to your broker, the broker cannot vote your shares at the Special Meeting.
If you do not provide voting instructions to your broker, your shares will be considered as “broker non-votes” with regard to that proposal. Broker non-votes will be counted for the purpose of determining the existence of a quorum but will not be considered as entitled to vote with respect to that proposal. Broker non-votes are not counted for purposes of determining the number of votes cast with respect to a particular proposal. Thus, a broker non-vote will make a quorum more readily obtainable, but the broker non-vote will not otherwise affect the outcome of the vote on a proposal that requires the affirmative vote of a majority of the shares present and entitled to vote.
How are votes counted? Votes will be counted by the inspector of election appointed by the Board for the Special Meeting, who will separately count “FOR,” “AGAINST,” or “ABSTAIN” votes. Abstentions and broker non-votes will not have an effect on Proposals 1 and 2.
How many votes are needed to approve each of the proposals? Provided that a quorum is present, approval of the proposals described in this proxy statement will require the following affirmative votes (among votes properly cast virtually or by proxy):
•	Proposal 1 – The NYSE Approval Proposal. This proposal will be approved if the holders of a majority of votes cast affirmatively vote “FOR” the proposal.
•	Proposal 2 – The Adjournment Proposal. This proposal will be approved if the holders of a majority of votes cast affirmatively vote “FOR” the proposal.
What is the effect of abstentions? Abstentions are counted as shares that are present and entitled to vote for the purposes of determining the presence of a quorum and will have no impact for purposes of determining the approval of Proposals 1 and 2.
A summary of the voting provisions for the matters to be voted on at the Special Meeting, provided a valid quorum is present or represented at the Special Meeting, is as follows:

Proposal	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
1
Approval for purposes of complying with the rules of the NYSE, (i) the issuance of up to 5,131,871 shares of common stock upon the conversion of the Note issued to U.S. Bounti pursuant to the Purchase Agreement and
		FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Majority of votes cast affirmatively	No impact	No impact

Proposal	Vote	Board Recommendation	Routine or Non-Routine	Discretionary Voting by Broker Permitted?	Vote Required for Approval	Impact of Abstentions	Impact of Broker Non-Votes
(ii) the issuance of up to 550,000 shares of common stock underlying the Warrant issued to U.S. Bounti pursuant to the Purchase Agreement
2	Approval of the adjournment of the Special Meeting, if deemed necessary or appropriate, to solicit additional proxies if there are not sufficient votes in favor of the NYSE Approval Proposal	FOR	Non-routine, thus if you hold your shares in street name, your broker may not vote your shares for you if you do not provide instructions to your broker	No	Majority of votes cast affirmatively	No impact	No impact

How will Local Bounti’s representative proxy holders vote for me? Kathleen Valiasek, our President, Chief Executive Officer, and Chief Financial Officer, and Margaret McCandless, our General Counsel and Corporate Secretary, or anyone else that they choose as their substitutes, have been appointed by the Board as proxy holders to vote in your place as your proxies at the Special Meeting. The proxy holders will vote your shares as you instruct them. If you sign, date, and return the enclosed proxy card and do not indicate how you want your shares voted, the proxy holders will vote as our Board recommends. If there is an interruption or adjournment of the Special Meeting before the agenda is completed, the proxy holders may still vote your shares when the meeting resumes. If a broker holds your common stock, they will ask you for instructions and instruct the proxy holders to vote the shares held by them in accordance with your instructions.
Why is Local Bounti submitting the NYSE Approval Proposal to its stockholders? On August 1, 2025, the Company entered into a Convertible Note and Warrant Purchase Agreement (the “Purchase Agreement”) with U.S. Bounti, our majority stockholder, providing for the purchase, sale and issuance of (i) a convertible note with an initial principal balance of $10.0 million (the “Note”) and (ii) a common stock purchase warrant (the “Warrant”) pursuant to which U.S. Bounti has the right to purchase and acquire up to 550,000 shares of common stock.
The initial conversion price of the Note is $2.50 per share of common stock (the “Conversion Price”). The Warrant is exercisable immediately at an exercise price of $0.125 per share of common stock (the “Exercise Price”) and will expire 10 years from the initial exercise date.

Our common stock is listed on the NYSE, and we are subject to the rules set forth in the NYSE Listed Company Manual (the “NYSE Rules”). Section 312.03(b)(i) of the NYSE Rules requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, subject to certain exceptions, in which the common stock or securities convertible into or exercisable for common stock are issued to a director, officer, a controlling shareholder or member of a control group or any other substantial security holder of the company that has an affiliated person who is an officer or director of the company (an “Active Related Party”) if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds either (i) 1% of the number of shares of common stock, or (ii) 1% of the voting power outstanding before the issuance (the “NYSE Active Related Party Cap”).
However, stockholder approval is not required if such transaction is a cash sale for a price that is at least the “Minimum Price.” “Minimum Price” is defined in Section 312 of the NYSE Rules as a price that is the lower of (i) the Official Closing Price immediately preceding the signing of the binding agreement, or (ii) the average Official Closing Price for the five trading days immediately preceding the signing of the binding agreement. “Official Closing Price” means the closing price on the NYSE as reported to the Consolidated Tape immediately preceding the signing of a binding agreement to issue the securities.
The approval of the Company’s stockholders is required under the NYSE Rules because U.S. Bounti is deemed to be an Active Related Party under the NYSE Rules and the issuance to U.S. Bounti of the shares of common stock issuable upon the conversion of the Note (the “Conversion Shares”) and the shares of common stock underlying the Warrant (the “Warrant Shares”) exceeds the NYSE Active Related Party Cap. Additionally, the Conversion Price of the Note and the Exercise Price of the Warrant were below the NYSE Minimum Price. Because the issuance to U.S. Bounti of the Conversion Shares and the Warrant Shares would have resulted in U.S. Bounti receiving greater than 1% of the 22,103,180 shares of common stock outstanding immediately before the closing of the Purchase Agreement, we must seek stockholder approval prior to making such issuance.
In addition, pursuant to the Purchase Agreement, the Company is required to seek stockholder approval for the issuance of the Conversion Shares and the Warrant Shares.
The NYSE Approval Proposal requires the affirmative vote of a majority of the votes cast on the proposal.
What will happen if the NYSE Approval Proposal is approved? If stockholders approve the NYSE Approval Proposal, U.S. Bounti may elect to convert all or any portion of the Note Obligations Amount (as that term is defined in the Note) into the applicable number of Conversion Shares without additional stockholder approval. In addition, the Warrant may be exercised by U.S. Bounti for the underlying Warrant Shares, pursuant to the terms thereof, without additional stockholder approval.
What will happen if the NYSE Approval Proposal is not approved? If we are unable to obtain approval of the NYSE Approval Proposal, we will be unable to issue the Conversion Shares or the Warrant Shares, to the extent such issuance would exceed 1% of our issued and outstanding common stock. The Purchase Agreement provides that U.S. Bounti will not have the right to receive, upon conversion of the Note or exercise of the Warrant, any shares of common stock if the issuance of such shares would exceed 1% of our issued and outstanding common stock. However, such limitation will not apply after the date that our stockholders approve the NYSE Approval Proposal.
Furthermore, in the event that the NYSE Approval Proposal is not approved by our stockholders, we will be obligated under the Purchase Agreement to call an additional special meeting of stockholders every four months thereafter until stockholder approval is obtained. The failure to approve the NYSE Proposal will therefore likely result in our incurring additional costs as we continue to seek approval of a similar proposal from our stockholders at future meetings.
Does the Board and Local Bounti’s management support the NYSE Approval Proposal? The Board and our management support the NYSE Approval Proposal and believe it to be in the best interests of Local Bounti and our stockholders. We expect that the NYSE Approval Proposal will receive a sufficient number of votes at the Special Meeting to ensure that it is approved.
Can I change my vote after I have returned my proxy card? Yes. After you have submitted a proxy, you may change your vote at any time before the proxy is exercised by submitting a notice of revocation or a proxy bearing a later date. Accordingly, you may change your vote either by submitting a proxy card prior to or at the

Special Meeting or by voting virtually at the Special Meeting. The later submitted vote will be recorded, and the earlier vote will be revoked. You also may revoke your proxy by sending a notice of revocation to our Corporate Secretary, which must be received prior to the Special Meeting. If your shares are held by your broker, you should follow the instructions provided by your broker.
What constitutes a quorum for purposes of the Special Meeting? To carry on business at the Special Meeting, we must have a quorum. A quorum is present when a majority of the shares entitled to vote, as of the record date, are represented virtually or by proxy. Your shares will be counted towards the quorum only if you submit a valid proxy (or one is submitted on your behalf by your broker) or if you vote virtually at the Special Meeting. Abstentions and broker non-votes will also be counted towards the quorum requirement. If there is not a quorum at the Special Meeting, our stockholders may adjourn the meeting.
Who pays for this solicitation? We will pay the cost of preparing, assembling, printing, mailing, and distributing these proxy materials and soliciting votes. We may, on request, reimburse brokerage firms and other nominees for their expenses in forwarding proxy materials to beneficial owners. In addition to soliciting proxies by mail, we expect that our directors, officers, and employees may solicit proxies virtually or by telephone or email. None of these individuals will receive any additional or special compensation for doing this, although we may reimburse these individuals for their reasonable out-of-pocket expenses. We have the option, but do not expect, to retain a proxy solicitor.
What does it mean if I receive multiple proxy cards? If you receive more than one proxy card, it means that your shares are registered in more than one name or are registered in different accounts. Please sign and return all proxy cards to ensure that all of your shares are voted.
What happens when two stockholders share the same address? We may satisfy the SEC rules regarding delivery of proxy statements by delivering a single proxy statement to an address shared by two or more of our stockholders. This delivery method is known as “householding” and can result in meaningful cost savings for us. To take advantage of this opportunity, we may deliver only one proxy statement to multiple stockholders who share an address unless contrary instructions are received prior to the mailing date. Similarly, if you share an address with another stockholder and have received multiple copies of our proxy materials, you may write us at the address above or call us at 800-640-4016 to request delivery of a single copy of these materials in the future. We undertake to deliver promptly, upon written or oral request, a separate copy of the proxy statement to a stockholder at a shared address to which a single copy of these documents was delivered. If you hold stock as a record stockholder and prefer to receive separate copies of a proxy statement either now or in the future, please contact us.
Could other matters be decided at the Special Meeting? No business may be transacted at the Special Meeting except that referred to in the Notice of Special Meeting of Stockholders, or in a supplemental notice given also in compliance with the provisions of the Bylaws, or such other business as may be germane or supplementary to the business that is stated in the Notice of Special Meeting of Stockholders or any supplemental notice. We do not know of any matters that may be presented for action at the Special Meeting other than the proposals discussed in this proxy statement.
How can I find out the results of the voting at the Special Meeting? We will announce preliminary voting results at the Special Meeting. We will also disclose voting results on a Current Report on Form 8-K filed with the SEC within four business days after the Special Meeting.
When are stockholder proposals due for next year’s annual meeting of stockholders? Our stockholders are entitled to present proposals for action at a forthcoming stockholders meeting if they comply with the requirements of our Bylaws and the rules established by the SEC.
Under Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), if you want us to include a proposal in the proxy materials for our 2026 annual meeting of stockholders, we must receive the proposal at our executive offices at 490 Foley Lane, Hamilton, MT 59840 by December 18, 2025.
Under our Bylaws, a stockholder who wishes to present a proposal, including director nominations, before an annual meeting of stockholders but does not intend for the proposal to be included in our proxy statement must provide notice of its proposal not earlier than February 11, 2026, and not later than March 13, 2026. If we hold our 2026 annual meeting of stockholders more than 30 days before or more than 60 days after the one-year anniversary of our annual meeting of stockholders held in 2025, the deadline will instead be the later of the close of business on the 90th day prior to the 2026 annual meeting or the close of business on the 10th day following the first public disclosure of the 2026 annual meeting date. The notice and proposal should be addressed to the attention of our Corporate Secretary at our executive offices at the address listed on the cover of this proxy statement, and we suggest that it be sent by certified mail, return receipt requested.
In addition to satisfying the requirements under our Bylaws, stockholders who intend to solicit proxies in support of director nominees other than Local Bounti’s nominees must provide notice that sets forth the information required by Rule 14a-19 under the Exchange Act (including a statement that the stockholder intends to solicit the holders of shares representing at least 67% of the voting power of Local Bounti’s shares entitled to vote on the election of directors in support of director nominees other than Local Bounti’s nominees) to comply with the universal proxy rules, which notice must be postmarked or transmitted electronically to Local Bounti at our principal executive offices no later than 60 calendar days prior to the anniversary date of the annual meeting (for the 2026 annual meeting, no later than April 12, 2026). However, if the date of the 2026 annual meeting changes by more than 30 calendar days from the anniversary date, then notice must be provided by the later of 60 calendar days prior to the date of the 2026 annual meeting and the 10th calendar day following the day on which public announcement of the date of the 2026 annual meeting is first made.
Any proposal that you submit must comply with our Bylaws and SEC rules.
Whom can I contact for further information? If you would like additional copies of this proxy statement, free of charge, or if you have questions about the Special Meeting, the proposals, or the procedures for voting your shares, you should contact our Corporate Secretary at 800-640-4016.

Proposal 1 – The NYSE Approval Proposal
Background and Overview
As discussed above, on August 1, 2025, the Company entered into the Purchase Agreement with U.S. Bounti, our majority stockholder, providing for the purchase, sale and issuance of the Note and the Warrant.
During the term of the Note, the Note will be convertible into shares of common stock from time to time at the option of U.S. Bounti, upon delivery on one or more occasions of a written notice to the Company electing to convert all or any portion of Note Obligations Amount (as that term is defined in the Note). The initial Conversion Price of the Note is $2.50 per share of common stock. The Conversion Price is subject to adjustment for stock splits, dividends or distributions, recapitalizations or similar transactions.
On the fourth anniversary of the date of the initial issuance of the Note (the “Issuance Date”), 50% of the Note Obligations Amount will be automatically converted into shares of common stock at the Conversion Price. The remaining 50% of the Note Obligations Amount will be automatically converted into shares of common stock at the Conversion Price on the maturity date of the Note. Notwithstanding the foregoing, however, 50% of the Note Obligations Amount may be payable in cash on the fourth anniversary of the Issuance Date, with the remaining 50% of the Note Obligations Amount repaid in cash on the maturity date of the Note, so long as certain conditions are met as set forth in the Note.
Conversion of the full initial principal amount of the Note would result in the issuance of 4,000,000 shares of common stock if converted at $2.50 per share, which amount is subject to increase by any PIK Interest (as that term is defined in the Note) that is added to the outstanding principal under the terms of the Note. Conversion of the full initial principal amount of the Note, increased by the maximum payment of PIK Interest that may be made during the term of the Note, would result in the issuance of 5,352,902 shares of common stock if converted at $2.50 per share.
The Warrant is exercisable immediately at an Exercise Price of $0.125 per share of common stock and will expire 10 years from the initial exercise date.
Pursuant to the terms of the Purchase Agreement, U.S. Bounti will not have the right to receive, upon conversion of the Note or exercise of the Warrant, any shares of common stock if the issuance of such shares would exceed 1% of the issued and outstanding common stock, except that such limitation will not apply after the date that stockholder approval is obtained and deemed effective, as required by the NYSE Rules. The Company is required to seek such stockholder approval at a special stockholders meeting within three months of August 1, 2025.
The foregoing description of the Purchase Agreement, the Note and the Warrant do not purport to be complete and are qualified in their entirety by reference to the complete text of the Purchase Agreement, the Note, and the Warrant, each of which are attached hereto as Annex A-1, Annex A-2 and Annex A-3, respectively.
NYSE Listing Rule 312.03(b)(i)
Section 312.03(b)(i) of the NYSE Rules requires stockholder approval prior to the issuance of common stock, or securities convertible into or exercisable for common stock, in any transaction or series of related transactions, subject to certain exceptions, in which the common stock or securities convertible into or exercisable for common stock are issued to an Active Related Party if the number of shares of common stock to be issued, or if the number of shares of common stock into which the securities may be convertible or exercisable, exceeds the NYSE Active Related Party Cap. However, stockholder approval is not required if such transaction is a cash sale for a price that is at least the “Minimum Price.”
In accordance with Section 312.03(b)(i) of the NYSE Rules, we previously reserved 221,031 Conversion Shares, or 1% of the 22,103,180 shares of common stock outstanding immediately before the closing of the Purchase Agreement.
Reason for Seeking Stockholder Approval
Our common stock is listed on the NYSE, and we are subject to the NYSE Rules. As discussed above, Section 312.03(b)(i) of the NYSE Rules requires us to obtain stockholder approval prior to the issuance of common stock, or of securities convertible into or exercisable for common stock, to an Active Related Party of the Company if the number of shares of common stock to be issued, or the number of shares of common stock into which the securities may be convertible or exercisable, exceeds 1% of the number of shares of common stock outstanding before the issuance and the transaction is not a cash sale for a price that is at least the Minimum Price.
The approval of the Company’s stockholders is required under the NYSE Rules because U.S. Bounti is deemed to be an Active Related Party under NYSE Rules and the issuance of the Conversion Shares and the Warrant Shares to U.S. Bounti exceeds the NYSE Active Related Party Cap. Additionally, the Conversion Price of the Note and the Exercise Price of the Warrant were below the NYSE Minimum Price. Because the issuance to U.S. Bounti of the Conversion Shares and the Warrant Shares would have resulted in U.S. Bounti receiving greater than 1% of the 22,103,180 shares of common stock outstanding immediately before the closing of the Purchase Agreement, we must seek stockholder approval prior to making such issuance.
In addition, pursuant to the terms of the Purchase Agreement, we are required to seek stockholder approval at a special stockholders meeting within three months of August 1, 2025.
Stockholder approval of the NYSE Approval Proposal will constitute stockholder approval for purposes of Section 312.03(b)(i) of the NYSE Rules and will satisfy the Company’s obligation to obtain stockholder approval under the Purchase Agreement. A vote in favor of the NYSE Approval Proposal is a vote in favor of approving, for purposes of the NYSE Rules, the issuance of the Conversion Shares and the Warrant Shares to U.S. Bounti.
Effect of Not Obtaining the Required Vote for Approval of this Proposal
In the event that the NYSE Approval Proposal is not approved by our stockholders at the Special Meeting, we will be obligated under the Purchase Agreement to call an additional special meeting of stockholders every four months thereafter until stockholder approval is obtained. The failure to approve the NYSE Approval Proposal will therefore likely result in our incurring additional costs as we continue to seek approval of a similar proposal from our stockholders at future meetings.
Potential Adverse Effects — Dilution
Our current stockholders will continue to own their existing shares of common stock. If our stockholders approve the NYSE Approval Proposal, U.S. Bounti may elect to convert all or any portion of the Note Obligations Amount into the applicable number of Conversion Shares without additional stockholder approval. In addition, the Warrant may be exercised by U.S. Bounti for the underlying Warrant Shares, pursuant to the terms thereof, without additional stockholder approval.
If our stockholders vote to approve the NYSE Approval Proposal, the potential issuance of the Conversion Shares or Warrant Shares will not require any additional approval by our stockholders. The issuance of such Conversion Shares or Warrant Shares will have a dilutive effect on current stockholders other than U.S. Bounti, in that the percentage ownership of the Company held by such other current stockholders will decline as a result of the issuance of such Conversion Shares or Warrant Shares. The issuance of such Conversion Shares or Warrant Shares will also have a dilutive effect on book value per share and any future earnings per share. Dilution of equity interests could also cause prevailing market prices for our common stock to decline.
Potential Adverse Effects — Trading Price
In accordance with the Investor Rights Agreement, dated as of March 31, 2025, by and among the Company, U.S. Bounti and the other investors named therein (the “Investor Rights Agreement”), we intend to file a registration statement with the SEC to register the Conversion Shares and the Warrant Shares for resale by U.S. Bounti (following approval of the NYSE Approval Proposal). If significant quantities of our common stock are sold, or if it is perceived that such sales may occur, the trading price of our common stock could be adversely affected. In addition, as described above, upon conversion of the Note and exercise of the Warrant by U.S. Bounti, stockholders would experience dilution of their current percentage ownership in the Company.
Interests of Certain Persons
When you consider the Board’s recommendation to vote in favor of the NYSE Approval Proposal, you should be aware that our directors and existing stockholders may have interests that may be different from, or in addition to, the interests of other stockholders. In particular, U.S. Bounti, an entity controlled by Charles R.

Schwab, holds the voting power over 55.2% of our outstanding common stock. Mr. Schwab, through his control of other entities which hold shares of our common stock, beneficially owns 60.4% of our outstanding common stock. Although we are not a “controlled company” within the meaning of the corporate governance standards of the NYSE, Mr. Schwab, through his control of U.S. Bounti and other entities holding shares of our common stock, is able to significantly influence our decisions, including the election of directors (and U.S. Bounti has the right to appoint two of our directors) and the approval of significant corporate transactions, such as mergers and related party transactions. Mr. Schwab, through his control of U.S. Bounti and other entities holding shares of our common stock, has the ability to delay or perhaps even block, by ownership of our stock, an unsolicited tender offer. This concentration of ownership could have the effect of delaying, deterring or preventing a change in control of the Company that stockholders might view favorably. Additionally, our largest stockholder’s interests may not align with the interests of our other stockholders. Our largest stockholder may make investments in companies and may acquire and hold interests in businesses that compete directly or indirectly with us and our largest stockholder may also pursue acquisition opportunities that may be complementary to our business, and, as a result, those acquisition opportunities may not be available to us.
Also, as described above, pursuant to the Investor Rights Agreement, U.S. Bounti has a right to the registration of the Conversion Shares and the Warrant Shares.
Required Vote
Approval of the NYSE Approval Proposal requires an affirmative vote of a majority of the votes cast affirmatively. If you “ABSTAIN” from voting on the NYSE Approval Proposal, the abstention will have no effect on the outcome of the vote to approve the NYSE Approval Proposal for purposes of complying with the NYSE rules.
The Board recommends a vote “FOR” the NYSE Approval Proposal.

Proposal 2 – The Adjournment Proposal
Our stockholders may be asked to consider and approve the Adjournment Proposal, which will give us authority to adjourn the Special Meeting, if deemed necessary or appropriate in the discretion of the Board, for the purpose of soliciting additional proxies in favor of the NYSE Approval Proposal, if there are not sufficient votes at the time of the Special Meeting to approve and adopt the NYSE Approval Proposal. If the Adjournment Proposal is approved, the Board may adjourn the Special Meeting to another date. In addition, the Board may postpone the Special Meeting before it commences, whether for the purpose of soliciting additional proxies or for other reasons. However, a stockholder vote may be taken on the NYSE Approval Proposal prior to any such adjournment if there are sufficient votes for approval on such proposal. If the Special Meeting is adjourned for the purpose of soliciting additional proxies, stockholders who have already submitted their proxies at any time prior to their use do not need to submit new proxies unless they desire to change their voting instructions. The Company does not intend to call a vote on the Adjournment Proposal if the NYSE Approval Proposal has been approved at the Special Meeting.
If the Adjournment Proposal is submitted for a vote at the Special Meeting, and if our stockholders vote to approve the Adjournment Proposal, the Special Meeting will be adjourned to enable the Board to solicit additional proxies in favor of the NYSE Approval Proposal. If the Adjournment Proposal is approved, and the Special Meeting is adjourned, the Board will use the additional time to solicit additional proxies in favor of the NYSE Approval Proposal, including the solicitation of proxies from stockholders that have previously voted against the NYSE Approval Proposal.
The Board believes that, if the number of shares voting in favor of the NYSE Approval Proposal is insufficient to approve such item, it is in the best interests of our stockholders to enable the Board, for a limited period of time, to continue to seek to obtain a sufficient number of additional votes in favor of the proposal. The time and place of the adjourned Special Meeting will be announced at the time the adjournment is taken. Any adjournment of the Special Meeting for the purpose of soliciting additional proxies will allow our stockholders who have already sent in their proxies to revoke them at any time prior to their use at the Special Meeting as adjourned or postponed.
Required Vote
The approval of the Adjournment Proposal requires an affirmative vote of a majority of the votes cast affirmatively. If you “ABSTAIN” from voting on Proposal 2, the abstention will have no effect on the outcome of the vote to approve the adjournment of the Special Meeting.
The Board recommends a vote “FOR” the Adjournment Proposal.

Security Ownership of Certain Beneficial Owners and Management
The following table sets forth information regarding the beneficial ownership of our common stock as of August 11, 2025 (or such other date as noted below), by the following persons:
•	each of our directors and executive officers
•	directors and executive officers as a group
•	each person known by us to be the beneficial owner of more than 5% of our common stock
Beneficial ownership is determined in accordance with SEC rules, which generally provide that a person has beneficial ownership of a security if they possess sole or shared voting or investment power over that security, including options and warrants that are currently exercisable or exercisable within 60 days.
The beneficial ownership of our common stock is based on 22,123,010 shares of common stock outstanding as of August 11, 2025. Shares of our common stock that may be acquired by an individual or group within 60 days of August 11, 2025, pursuant to the exercise of options or warrants that are currently exercisable or exercisable within 60 days of August 11, 2025, are deemed to be outstanding for the purpose of computing the percentage ownership of the individual or group, but are not deemed to be outstanding for the purpose of computing the percentage ownership of any other person shown in the table. Amounts in the table exclude RSUs that are not expected to settle within 60 days of August 11, 2025.
Unless otherwise indicated, we believe that all persons named in the table below have sole voting and investment power with respect to all shares of voting common stock beneficially owned by them.
Unless otherwise indicated, the address for each stockholder listed is 490 Foley Lane, Hamilton, MT 59840.

Name and Address	Number of Shares Beneficially Owned	Percentage of Shares Beneficially Owned
Directors and Executive Officers
Craig M. Hurlbert(1)	1,601,196	7.2
Travis M. Joyner(2)	1,285,010	5.8
Pamela Brewster	159,425	*
Michael Molnar(3)	69,592	*
Mark J. Nelson	33,168	*
Matthew Nordby(4)	77,776	*
Charles R. Schwab, Jr.	500,000	2.3
Kathleen Valiasek(5)	678,097	3.0
Margaret McCandless	32,162	*
Directors and Executive Officers as a Group (9 persons)	4,436,426	19.8
5% Holders
Wheat Wind Farms, LLC(1)	1,177,386	5.3
Charles R. Schwab(6)	13,361,427	60.4

*	Less than 1%
(1)
Consists of 1,177,386 shares held by Wheat Wind Farms, LLC, which is controlled by Mr. Hurlbert; 336,310 shares held by Mr. Hurlbert; and 87,500 RSUs expected to vest within 60 days of August 11, 2025, subject to continued service.

(2)
Consists of 1,078,653 shares held by McLeod Management Co., LLC, which is controlled by Mr. Joyner; 110,920 shares held by Mr. Joyner; and 95,437 shares held by Mr. Joyner’s spouse through retirement accounts.

(3)	Shares are held jointly with Mr. Molnar’s wife, Cathy Molnar.
(4)	Consists of 64,955 shares and 12,821 shares acquirable in respect of warrants.
(5)	Consists of 503,097 shares and 175,000 RSUs expected to vest within 60 days of August 11, 2025, subject to continued service.

(6)
As reported on an Amendment No. 2 to Form 13D filed with the SEC on August 5, 2025, amount includes: (i) 858,284 shares held by Live Oak Ventures, LLC of which Mr. Schwab is the manager and for which he has sole voting and dispositive power; (ii) 10,758 shares held by Olive Street Ventures, LLC (“Olive Street”), for which Mr. Schwab and his spouse Helen O. Schwab, as trustees of The Charles & Helen Schwab Living Trust U/A DTD 11/22/1985 (the “Trust”), may be deemed to share voting and dispositive power; (iii) 12,217,094 shares held by U.S. Bounti, including 221,031 shares issuable upon conversion of the Note or exercise of the Warrant within 60 days of August 11, 2025, of which Mr. Schwab is the manager and for which he has sole voting and dispositive power; (iv) 48,909 shares held by the Trust for which Mr. Schwab is acting as sole trustee; and (v) 222,445 shares held by the Trust, for which Mr. Schwab and his spouse Helen O. Schwab act as co-trustees. Mr. Schwab disclaims beneficial ownership over the 10,758 shares of common stock held by Olive Street. Excludes up to 5,131,871 shares of common stock issuable upon conversion of the Note and up to 550,000 shares of common stock issuable upon exercise of the Warrant, the issuance of which is subject to stockholder approval. The address for Charles R. Schwab and related trusts and entities is P.O. Box 2226, Palm Beach, FL 33480.

Where You Can Find More Information
We file electronically with the SEC annual, quarterly, and current reports, proxy statements, and other information. We make available on our website at localbounti.com, free of charge, copies of these reports, as soon as reasonably practicable after we electronically file the material with, or furnish it to, the SEC. The SEC maintains a website that contains reports, proxy and information statements, and other information regarding issuers that file electronically with the SEC. The address of that website is sec.gov. The information in or accessible through the websites referred to above are not incorporated into, and are not considered part of, this proxy statement. Further, our references to the URLs for these websites are intended to be inactive textual references only.
You should rely on the information contained in this proxy statement to vote your shares at the Special Meeting. We have not authorized anyone to provide you with information that is different from what is contained in this proxy statement. This proxy statement is dated [    ], 2025. You should not assume that the information in this proxy statement is accurate as of any date other than that date, and the mailing of this proxy statement to stockholders at any time after that date does not create an implication to the contrary. This proxy statement does not constitute a solicitation of a proxy in any jurisdiction where, or to or from any person to whom, it is unlawful to make such proxy solicitations in such jurisdiction. The proxy materials are available at proxyvote.com and on our website at localbounti.com under the heading “Investors.”
We will also provide, free of charge, to each person to any stockholder of record or beneficial owner of our common stock as of the record date, upon their written or oral request, a copy of our Annual Report on Form 10-K for the year ended December 31, 2024 and our Quarterly Report on Form 10-Q for the quarter ended March 31, 2025, each as filed with the SEC. Requests for copies should be addressed to our Corporate Secretary at the address below:
Local Bounti Corporation
490 Foley Lane
Hamilton, MT 59840
Attention: Corporate Secretary
Telephone: 800-640-4016
Please include your contact information with the request. The exhibits set forth on the exhibit index of the Form 10-K and Form 10-Q may be made available at a reasonable charge.
Related Party Transactions Policy
We have adopted a written Related Party Transaction Policy. The policy provides that officers, directors, holders of more than 5% of any class of our voting securities, and any member of the immediate family of and any entity affiliated with any of the foregoing persons will not be permitted to enter into a related-party transaction with Local Bounti without the prior consent of our Audit Committee or other independent members of the Board in the event it is inappropriate for the Audit Committee to review the transaction due to a conflict of interest. Any request for Local Bounti to enter into a transaction with a related party in which the amount involved exceeds $120,000 must first be presented to the Audit Committee for review, consideration, and approval. In approving or rejecting the proposed transactions, the Audit Committee will take into account all relevant facts and circumstances available.
Other Matters
Under the DGCL and the Bylaws, no other business may be transacted at the Special Meeting, except that referred to in the Notice of Special Meeting of Stockholders, or in a supplemental notice given also in compliance with the provisions of the Company’s Bylaws, or such other business as may be germane or supplementary to the business that is stated in the Notice of Special Meeting of Stockholders or any supplemental notice. We do not know of any matters that may be presented for action at the Special Meeting other than the proposals discussed in this proxy statement.

Annex A-1

LOCAL BOUNTI CORPORATION

CONVERTIBLE NOTE AND WARRANT PURCHASE AGREEMENT
This Convertible Note and Warrant Purchase Agreement (the “Agreement”) is made as of August 1, 2025 (the “Agreement Date”) by and between Local Bounti Corporation, a Delaware corporation (the “Company”), and U.S. Bounti, LLC, a Delaware limited liability company (the “Purchaser”).
The parties hereby agree as follows:
1. Purchase and Sale of the Convertible Note and Warrant Issuance.
1.1.	Issuance of Note and Warrant.
(a)
Subject to the terms and conditions of this Agreement, the Purchaser agrees to purchase at the Closing and the Company agrees to sell and issue to the Purchaser (i) a convertible note in the form attached hereto as Exhibit A (the “Note”), and (ii) a Common Stock purchase warrant, in the form attached hereto as Exhibit B, registered in the name of the Purchaser, pursuant to which the Purchaser shall have the right to purchase and acquire 550,000 shares of Common Stock (the “Warrant”), for a combined purchase price of $10,000,000.00 (the “Purchase Price”).

(b)
The shares of Common Stock of the Company issued upon (A) conversion of the Note are referred to herein as “Conversion Shares” and (B) exercise of the Warrant are referred to herein as the “Warrant Shares.” The Note, Warrant, the Conversion Shares and the Warrant Shares are sometimes collectively referred to herein as the “Securities.”

1.2.
Issuance Limitations. The Company shall not be obligated to issue, and the Purchaser shall not have the right to receive, upon conversion of the Note or exercise of the Warrant, any shares of Common Stock if the issuance of such shares of Common Stock would exceed that number of shares of Common Stock which the Company may issue in the aggregate pursuant to the transactions contemplated under this Agreement without breaching the Company’s obligations under the rules or regulations of the NYSE (the “Exchange Cap”), except that such limitation shall not apply after the date that Stockholder Approval is approved and deemed effective. The Company will use reasonable best efforts to obtain and effect the Stockholder Approval at a special meeting of stockholders to be held within three (3) months after the Closing Date (the “Special Meeting”), and shall cause the Board of Directors of the Company to recommend to the stockholders that they approve such matter. If, despite the Company’s reasonable best efforts, Stockholder Approval is not effected at the Special Meeting, the Company shall cause an additional stockholder meeting to be held every four (4) months thereafter, and shall use reasonable best efforts to obtain and effect the Stockholder Approval at each such meeting, including at a minimum engaging a national-standing proxy solicitation firm to assist in soliciting the requisite votes, and shall cause the Board of Directors of the Company to recommend to the stockholders that they approve such matter at each such meeting, until the Stockholder Approval is obtained.

1.3.	Closings; Delivery.
(a)
The purchase and sale of the Note and the Warrant (the “Closing”) shall take place remotely via the exchange of final documents and signature pages on the Agreement Date (or such other date as the Company and the Purchaser shall agree); provided, that all the conditions to closing set forth in Sections 4 and 5 hereof are satisfied or waived as of such date (the date on which the closing occurs is referred to as the “Closing Date”).

(b)
On the Closing Date, the Company shall execute and deliver to the Purchaser the Note in a principal amount equal to the Purchase Price and the Warrant in exchange for such Purchaser delivering an amount equal to the Purchase Price by wire transfer to a bank account designated in writing by the Company on or before the Agreement Date.

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1.4.
Defined Terms Used in this Agreement. In addition to any additional term defined above or below this Section, the following terms used in this Agreement shall be construed to have the meanings set forth or referenced below.

“Affiliate” means, with respect to any Person, any other Person which directly or indirectly through one or more intermediaries Controls, is controlled by, or is under common Control with, such Person.
“Beneficially Own,” “Beneficially Owned” or “Beneficial Ownership” shall have the meaning set forth in Rule 13d-3 of the rules and regulations promulgated under the Exchange Act. For the avoidance of doubt, for purposes of this Agreement, the Purchaser (or any other person) shall at all times be deemed to have Beneficial Ownership of Conversion Shares and Warrant Shares irrespective of any non-conversion period specified in the Note, the Warrant or this Agreement or any restrictions on transfer or voting contained in this Agreement.
“Board” means the board of directors of the Company.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in New York, New York are authorized or required by law to remain closed.
“Bylaws” means the Company’s Bylaws, as amended to date.
“Code” means the Internal Revenue Code of 1986, as amended.
“Common Stock” means the Company’s common stock, par value $0.0001 per share.
“Control” (including the terms “controlling,” “controlled by,” or “under common control with”) means the possession, direct or indirect, of the power to direct or cause the direction of the management and policies of a Person, whether through the ownership of voting securities, by contract or otherwise.
“Exchange Act” mean the Securities Exchange Act of 1934, as amended, or any successor statute, and the rules and regulations promulgated thereunder.
“GAAP” means U.S. generally accepted accounting principles.
“Governmental Authority” means the government of the United States, any other nation, or any political subdivision thereof, whether state, provincial or local, and any agency, authority, instrumentality, regulatory body, court, central bank or other entity exercising executive, legislative, judicial, taxing, regulatory or administrative powers or functions of or pertaining to government (including any supra-national bodies such as the European Union or the European Central Bank).
“Holder” means a Person in whose name a Note is registered.
“Investor Rights Agreement” means that certain Investor Rights Agreement dated March 31, 2025 by and among the Company and the parties thereto.
“Law” means any law (including common law), constitution, statute, treaty, regulation, rule, ordinance, code, ruling, or order of, including the administration thereof by any Governmental Authority charged with the enforcement, interpretation or administration thereof, or any agreement with, any Governmental Authority.
“Lien” means a lien, charge pledge, security interest, encumbrance, right of first refusal, preemptive right or other restriction.
“Material Adverse Effect” means a circumstance that would have or reasonably be expected to result in, individually or in the aggregate, a material adverse effect on (a) the assets, liabilities, results of operations, condition (financial or otherwise), earnings, business, prospects or properties of the Company, (b) the legality or enforceability of any of the Transaction Documents or (c) the ability of the Company to perform its obligations under the Transaction Documents; provided, however, that in no event shall any of the following occurring after the date hereof, alone or in combination, be deemed to constitute a Material Adverse Effect, or be taken into account in determining whether a Material Adverse Effect has occurred: (i) any adverse effect resulting directly or indirectly from general business or economic conditions, except to the extent such general business or economic conditions have a materially disproportionate effect on the Company as compared to companies in the Company’s industry; (ii) any change in the Company’s stock price or trading volume (provided that the underlying cause of such change is not exempt from constituting a Material Adverse Effect, or being taken into
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account in determining whether a Material Adverse Effect has occurred); or (iii) any effect caused by the announcement or pendency of the transactions contemplated by the Transaction Documents, or the identity of any Purchaser or any of its Affiliates as the purchaser in connection with the transactions contemplated by this Agreement.
“NYSE” means the New York Stock Exchange.
“Person” means an individual, corporation, partnership, limited liability company, trust, business trust, association, joint stock company, joint venture, sole proprietorship, unincorporated organization, governmental authority, or any other form of entity not specifically listed herein.
“Restated Certificate” means the Company’s Certificate of Incorporation dated November 19, 2021 and filed with the Delaware Secretary of State, and as may be amended, modified or restated from time to time.
“SEC” means the U.S. Securities and Exchange Commission.
“SEC Filings” means the Company’s filings pursuant to the Exchange Act since December 31, 2021.
“Securities Act” shall mean the U.S. Securities Act of 1933, as amended.
“Senior Credit Agreement” means the Credit Agreement dated as of September 3, 2021, by and among Local Bounti Operating Company LLC, a Delaware limited liability company (“Opco”), each subsidiary of Opco party thereto as a “Borrower,” and Cargill Financial Services International, Inc., as lender (together with its successors and assigns, the “Senior Creditor”), as amended by a First Amendment to Credit Agreements and Subordination Agreement dated as of March 14, 2022, a Second Amendment to Credit Agreements dated as of August 11, 2022 (and effective as of June 30, 2022), a Third Amendment to Credit Agreements dated as of December 30, 2022, a Fourth Amendment to Credit Agreements dated as of January 6, 2023, a Fifth Amendment to Credit Agreements dated as of March 13, 2023, a Sixth Amendment to Credit Agreements dated as of March 28, 2023, a Seventh Amendment to Credit Agreements dated as of October 2, 2023, an Eighth Amendment to Credit Agreements dated as of January 23, 2024, a Ninth Amendment to Credit Agreements dated as of March 26, 2024, a Tenth Amendment to Credit Agreements dated as of June 28, 2024, a Restructuring Agreement and Eleventh Amendment to Senior Credit Agreement dated as of March 31, 2025, and a Twelfth Amendment to Credit Agreement dated as of the date hereof (the “Twelfth Amendment”), and as further amended, restated, supplemented or otherwise modified from time to time.
“Stockholder Approval” means such approval as may be required by the applicable rules and regulations of the NYSE (or any successor entity) from the stockholders of the Company with respect to the transactions contemplated by the Transaction Documents, including (i) for a change of control and (ii) the issuance of all of the Conversion Shares and Warrant Shares in excess of 1% of the issued and outstanding Common Stock on the date hereof without regard to any restrictions or limitations set forth under this Agreement.
“Subordination Agreement” means the Subordination Agreement dated as of the date hereof, among the Purchaser, the Senior Creditor, the Company and the other Persons party thereto.
“Subsidiary” means any subsidiary of the Company.
“Third Party” means with respect to the Purchaser, a Person other than the Purchaser or any Affiliate of the Purchaser.
“Trading Day” means a day on which the NYSE is open for trading.
“Transaction” means, collectively, the execution, delivery and performance by the Company of this Agreement and the issuance of the Note and the Warrant thereunder on the Closing Date.
“Transaction Documents” means this Agreement, the Note, the Warrant and the Subordination Agreement.
1.5.
Interpretation. In this Agreement, unless otherwise indicated or the context requires, all words and personal pronouns relating thereto shall be read and construed as the number and gender of the party or parties requires and the verb shall be read and construed as agreeing with the required word and pronoun; the division of this Agreement into Sections and Exhibits and the use of headings and captions is for convenience of reference only and shall not modify or affect the interpretation or construction of this Agreement or any of its provisions; the words “herein,” “hereof,” “hereunder,” “hereinafter” and “hereto” and words of similar import refer to this Agreement as a whole and not

A-1-3

to any particular Section or Exhibit hereof; the words “include,” “including,” and derivations thereof shall be deemed to have the phrase “without limitation” attached thereto unless otherwise expressly stated; references to a specified Exhibit or Section shall be construed as a reference to that specified Exhibit or Section of this Agreement; and any reference this Agreement, the Note or the Warrant means such document as the same shall be amended, supplemented or modified and from time to time in effect to the extent permitted thereunder.
2. Representations and Warranties of the Company. The Company hereby represents and warrants as of the Agreement Date to the Purchaser that the following representations are true and complete.
2.1.
Subsidiaries. All of the material Subsidiaries of the Company are set forth on Exhibit 21.1 of the Company’s Annual Report on Form 10-K for the year ended December 31, 2024 filed with the SEC on March 31, 2025. The Company owns, directly or indirectly, all of the capital stock or other equity interests of each Subsidiary free and clear of any Liens (other than Liens in favor of the Senior Creditor), and all of the issued and outstanding shares of capital stock of each Subsidiary are validly issued and are fully paid, non-assessable and free of preemptive and similar rights to subscribe for or purchase securities. If the Company has no subsidiaries, all other references to the Subsidiaries or any of them in the Transaction Documents shall be disregarded.

2.2.
Organization, Good Standing and Qualification. The Company and each of the Subsidiaries is an entity duly incorporated or otherwise organized, validly existing and in good standing under the laws of the jurisdiction of its incorporation or organization, with the requisite power and authority to own and use its properties and assets and to carry on its business as currently conducted. Neither the Company nor any Subsidiary is in violation or default of any of the provisions of its respective certificate or articles of incorporation, bylaws or other organizational or charter documents. Each of the Company and the Subsidiaries is duly qualified to conduct business and is in good standing as a foreign corporation or other entity in each jurisdiction in which the nature of the business conducted or property owned by it makes such qualification necessary, except where the failure to be so qualified or in good standing, as the case may be, would not have or reasonably be expected to result in a Material Adverse Effect.

2.3.
Authorization. The Company has the requisite corporate power and authority and has taken all requisite corporate action necessary for, and no further action on the part of the Company, its officers, directors and stockholders is necessary for, (a) the authorization, execution and delivery of the Transaction Documents; (b) the authorization of the performance of all obligations of the Company hereunder or thereunder; and (c) the authorization, issuance and delivery of the Securities. Each of the Transaction Documents has been duly authorized, executed and delivered by the Company and, assuming due authorization, execution and delivery by the Holder, constitutes a valid and binding obligation of the Company enforceable in accordance with its terms, except (i) as limited by applicable bankruptcy, insolvency, reorganization, moratorium or other laws of general application affecting enforcement of creditors’ rights, (ii) general principles of equity that restrict the availability of equitable remedies and (iii) to the extent that the enforceability of indemnification provisions may be limited by applicable laws (the “Enforceability Exceptions”).

2.4.
Capitalization. As of March 31, 2025, the capitalization of the Company was in all material respects as set forth in the Company’s Quarterly Report on Form 10-Q filed with the SEC for the quarterly period ended March 31, 2025, other than the conversion of shares of the Company’s Series A Preferred Stock into shares of Common Stock as set forth in the Company’s Current Report on Form 8-K filed with the SEC on June 16, 2025. Since June 30, 2025, no steps have been taken by the Company to authorize or effect any amendment or other modification to the authorized capital stock of the Company. There are no securities or instruments containing anti-dilution or similar provisions that will be triggered by the issuance of the Securities as described in this Agreement and the Company does not have any stock appreciation rights or “phantom stock” plans or agreements or any similar plan or agreement. Since June 30, 2025, the Company has not issued any capital stock, other than pursuant to the exercise of warrants outstanding as of such date or the exercise of employee stock options or settlement of restricted stock units under the Company’s equity incentive plans. All of the issued and outstanding shares of the Company’s capital stock have been duly authorized and validly issued and are fully paid and nonassessable, none of such shares were issued

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in violation of any pre-emptive rights and such shares were issued in compliance with applicable state and federal securities law and any rights of third parties. No Person is entitled to pre-emptive or similar statutory or contractual rights with respect to the issuance by the Company or any Subsidiary of any securities of the Company or any Subsidiary, including without limitation, the Securities. There are no outstanding warrants, options, convertible securities or other rights, agreements or arrangements of any character under which the Company or any Subsidiary is or may be obligated to issue any equity securities of any kind, except as contemplated by this Agreement or as previously disclosed in the Company’s SEC Filings. Except for the Investor Rights Agreement, there are no voting agreements, buy-sell agreements, option or right of first purchase agreements or other agreements of any kind among the Company and any of the security holders of the Company relating to the securities of the Company held by them. Except as provided in the Investor Rights Agreement, no Person has the right to require the Company to register any securities of the Company under the Securities Act, whether on a demand basis or in connection with the registration of securities of the Company for its own account or for the account of any other Person. The issuance and sale of the Securities hereunder will not obligate the Company or any Subsidiary to issue shares of Common Stock or other securities to any other Person (other than the Purchaser) or result in the adjustment of the exercise, conversion, exchange or reset price of any outstanding security. The Company does not have outstanding stockholder purchase rights or “poison pill” or any similar arrangement in effect giving any Person the right to purchase any equity interest in the Company upon the occurrence of certain events.
2.5.
Valid Issuance. The Note and the Warrant have been duly authorized by all necessary corporate action of the Company. When issued and sold against receipt of the consideration therefor, the Note and the Warrant will be valid and legally binding obligations of the Company, enforceable in accordance with their terms, subject to the limitation of such enforcement by the Enforceability Exceptions. The Company has available for issuance the maximum number of shares of Common Stock underlying the Conversion Shares and the Warrant Shares initially issuable upon conversion of the Note or the exercise of the Warrant if such conversion or exercise, as applicable, were to occur immediately following Closing. The Conversion Shares to be issued upon conversion of the Note in accordance with the terms of the Note and the Warrant Shares to be issued upon exercise of the Warrant have been duly authorized, and when issued upon conversion of the Note or the exercise of the Warrant, as applicable, all such Conversion Shares and Warrant Shares will be validly issued, fully paid and nonassessable and free of pre-emptive or similar rights.

2.6.
Consents. The execution, delivery and performance by the Company of the Transaction Documents and the offer, issuance and sale of the Securities require no consent of, action by or in respect of, or filing with, any Person, governmental body, agency, or official other than (a) filings that have been made pursuant to applicable state securities laws and the rules and regulations of the NYSE; and (b) post-sale filings pursuant to applicable state and federal securities laws, which the Company undertakes to file within the applicable time periods. The Company has taken all action necessary to exempt (a) the issuance and sale of the Note and the Warrant and (b) the other transactions contemplated by the Transaction Documents from the provisions of any stockholder rights plan or other “poison pill” arrangement, any anti-takeover, business combination or control share law or statute binding on the Company or to which the Company or any of its assets and properties is subject that is or could reasonably be expected to become applicable to the Purchaser as a result of the transactions contemplated hereby, including without limitation, the issuance of the Securities and the ownership, disposition or voting of the Securities by the Purchaser or the exercise of any right granted to the Purchaser pursuant to this Agreement or the other Transaction Documents. The issuance and sale of the Securities hereunder does not contravene the rules and regulations of the NYSE.

2.7.
Delivery of SEC Filings. True and complete copies of the SEC Filings have been made available by the Company to the Purchaser through the Electronic Data Gathering, Analysis, and Retrieval system (the “EDGAR System”) (other than any information for which the Company has received confidential treatment from the SEC).

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2.8.
No Material Adverse Effect. Since the date of the latest audited financial statements included within the SEC Filings or as set forth specifically in a subsequent SEC Filing: (a) there has been no event, occurrence or development that has had or that would reasonably be expected to result in a Material Adverse Effect; (b) the Company has not incurred any liabilities (contingent or otherwise) other than (i) trade payables and accrued expenses incurred in the ordinary course of business consistent with past practice and (ii) liabilities not required to be reflected in the Company’s financial statements pursuant to GAAP or disclosed in filings made with the SEC; (c) the Company has not altered its method of accounting; (d) the Company has not declared or made any dividend or distribution of cash or other property to its stockholders or purchased, redeemed or made any agreements to purchase or redeem any shares of its capital stock; and (e) the Company has not issued any equity securities to any officer, director or Affiliate, except pursuant to existing Company equity incentive plans. The Company does not have pending before the SEC any request for confidential treatment of information. Except for the issuance of the Note and Warrant contemplated by this Agreement, no event, liability, fact, circumstance, occurrence or development has occurred or exists, or is reasonably expected to occur or exist, with respect to the Company or its Subsidiaries or their respective businesses, properties, operations, assets or financial condition, that would be required to be disclosed by the Company under applicable securities laws at the time this representation is made or deemed made that has not been publicly disclosed at least one Trading Day prior to the date that this representation is made.

2.9.
SEC Filings. Since December 31, 2021, the Company has filed all reports, schedules, forms, statements and other documents required to be filed by the Company under the Securities Act and the Exchange Act, including pursuant to Section 13(a) or 15(d) thereof. At the time of filing thereof, such SEC Filings complied as to form in all material respects with the requirements of the Securities Act or Exchange Act, as applicable, and, as of their respective dates, did not contain any untrue statement of a material fact or omit to state any material fact required to be stated therein or necessary in order to make the statements made therein, in the light of the circumstances under which they were made, not misleading.

2.10.
No Conflict, Breach, Violation or Default. The execution, delivery and performance by the Company of this Agreement and the other Transaction Documents to which it is a party, the issuance and sale of the Securities and the consummation by it of the transactions contemplated hereby and thereby do not and will not: (a) conflict with or violate any provision of the Company’s or any Subsidiary’s certificate or articles of incorporation, bylaws or other organizational or charter documents, (b) conflict with, or constitute a default (or an event that with notice or lapse of time or both would become a default) under, result in the creation of any Lien upon any of the properties or assets of the Company or any Subsidiary, or give to others any rights of termination, amendment, acceleration or cancellation (with or without notice, lapse of time or both) of, any agreement, credit facility, debt or other instrument (evidencing a Company or Subsidiary debt or otherwise) or other understanding to which the Company or any Subsidiary is a party or by which any property or asset of the Company or any Subsidiary is bound or affected, or (c) conflict with or result in a violation of any law, rule, regulation, order, judgment, injunction, decree or other restriction of any court or governmental authority to which the Company or a Subsidiary is subject (including federal and state securities laws and regulations), or by which any property or asset of the Company or a Subsidiary is bound or affected; except in the case of each of clauses (b) and (c), such as would not have or reasonably be expected to result in a Material Adverse Effect. This Section 2.10 does not relate to matters with respect to tax status, which are the subject of Section 2.12, intellectual property, which are the subject of Section 2.16, and environmental laws, which are the subject of Section 2.17.

2.11.
Compliance. The Company is not (a) in default under or in violation of (and no event has occurred that has not been waived that, with notice or lapse of time or both, would result in a default by the Company under), nor has the Company received notice of a claim that it is in default under or that it is in violation of, any Material Contract (whether or not such default or violation has been waived), (b) in violation of any judgment, decree or order of any court, arbitrator or governmental body or (c) in violation of any statute, rule, ordinance or regulation of any governmental authority, including

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without limitation all foreign, federal, state and local laws relating to taxes, environmental protection, occupational health and safety, product quality and safety and employment and labor matters, except with regard to clause (c) as would not have or result in a Material Adverse Effect.
2.12.
Tax Matters. The Company has timely filed all tax returns required to have been filed by the Company with all appropriate governmental agencies (subject to extensions permitted under law) and have paid all taxes shown thereon or otherwise owed by them (whether or not shown on any tax returns). The Company has (a) collected or withheld all material taxes required to be collected or withheld by applicable laws from employee, shareholders or other third parties and have timely paid and have timely paid over such withheld amount to the appropriate government agency; and (b) made adequate charges, accruals and reserves in the applicable financial statements referred to in Section 2.19 below in respect of all federal, state and local and non-United States income and franchise taxes for all periods as to which the tax liability of the Company has not been finally determined, except to the extent of any inadequacy that would not result in a Material Adverse Effect on the financial position of the Company. There are no material tax liens on any assets or property of the Company, and there are no material tax claims pending or, to the Company’s knowledge, threatened against the Company or any of its material assets or property.

2.13.
Title to Properties. The Company and the Subsidiaries have good and marketable title to all real properties and all other tangible properties and assets owned by them, in each case free from liens, encumbrances and defects, except for Permitted Liens (as defined in the Senior Credit Agreement) or such defects as would not have a Material Adverse Effect; and the Company and the Subsidiaries hold any leased real or personal property under valid, subsisting and enforceable leases with which the Company and the Subsidiaries are in compliance and with no exceptions, except such as would not have a Material Adverse Effect.

2.14.
Certificates, Authorities and Permits. The Company and the Subsidiaries possess adequate certificates, authorities or permits issued by appropriate governmental agencies or bodies necessary to conduct their respective businesses, except where failure to so possess would not result in a Material Adverse Effect. Neither the Company nor any Subsidiary has received any notice of proceedings relating to the revocation or modification of any such certificate, authority or permit that, if determined adversely to the Company, would have a Material Adverse Effect.

2.15.
Labor Matters. No labor dispute exists or, to Company’s knowledge, is imminent with respect to any of the employees of the Company, which would reasonably be expected to result in a Material Adverse Effect. None of the Company’s or its Subsidiaries’ employees is a member of a union that relates to such employee’s relationship with the Company or such Subsidiary, and neither the Company nor any of its Subsidiaries is a party to a collective bargaining agreement, and the Company and its Subsidiaries believe that their relationships with their employees are good. To the Company’s Knowledge, no executive officer of the Company or any Subsidiary is, or is now expected to be, in violation of any material term of any employment contract, confidentiality, disclosure or proprietary information agreement or non-competition agreement, or any other contract or agreement or any restrictive covenant in favor of any third party, and, to the Company’s Knowledge, the continued employment of each such executive officer does not subject the Company or any of its Subsidiaries to any liability with respect to any of the foregoing matters. The Company and its Subsidiaries are in material compliance with all applicable U.S. federal, state, local and foreign laws and regulations relating to employment and employment practices, terms and conditions of employment and wages and hours, except where the failure to be in compliance would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.

2.16.
Intellectual Property. The Company and the Subsidiaries have, or have rights to use, all patents, patent applications, trademarks, trademark applications, service marks, trade names, trade secrets, inventions, copyrights, licenses and other intellectual property rights and similar rights as described in the SEC Filings as necessary or required for use in connection with their respective businesses and which the failure to so have would have a Material Adverse Effect (collectively, the “Intellectual Property Rights”). Neither the Company nor any Subsidiary has received a notice (written or otherwise) that any of, the Intellectual Property Rights has expired, terminated or been abandoned, or is expected to expire or terminate or be abandoned, within two (2) years from the date of this

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Agreement, except as would not have or reasonably be expected to not have a Material Adverse Effect. Neither the Company nor any Subsidiary has received, since the date of the latest audited financial statements included within the SEC Filings, a written notice of a claim or otherwise has any knowledge that the Intellectual Property Rights violate or infringe upon the rights of any Person, except as would not have or reasonably be expected to not have a Material Adverse Effect. The Intellectual Property Rights have not been adjusted by a court of competent jurisdiction to be invalid or unenforceable, in whole or in part. To the Company’s Knowledge, all such Intellectual Property Rights are enforceable and there is no existing infringement by another Person of any of the Intellectual Property Rights. The Company and its Subsidiaries have taken reasonable security measures to protect the secrecy, confidentiality and value of all of their intellectual properties, except where failure to do so would not, individually or in the aggregate, reasonably be expected to have a Material Adverse Effect.
2.17.
Environmental Matters. Neither the Company nor any Subsidiary is in material violation of any statute, rule, regulation, decision or order of any governmental agency or body or any court, domestic or foreign, relating to the use, disposal or release of hazardous or toxic substances or relating to the protection or restoration of the environment or human exposure to hazardous or toxic substances (collectively, “Environmental Laws”), has not released any hazardous substances regulated by Environmental Law on to any real property that it owns or operates, and has not received any written notice or claim that the Company or any Subsidiary is not in compliance with any Environmental Law or that it is liable for any off-site disposal or contamination pursuant to any Environmental Laws; to the Company’s Knowledge, there is no pending or threatened investigation that would reasonably be expected to lead to such a claim. To the Company’s Knowledge, the Company has no material liability under any Environmental Law.

2.18.
Legal Proceedings. There are no legal, governmental or regulatory investigations, actions, suits, charges, claims, complaints, audits, inquiries or proceedings pending or, to the Company’s knowledge, threatened to which the Company or any Subsidiary is or may reasonably be expected to become a party or to which any property of the Company or any Subsidiary is or may reasonably be expected to become the subject that, individually or in the aggregate, if determined adversely to the Company, would have or would reasonably be expected to have Material Adverse Effect. There are no orders, writs, injunctions, judgments or decrees outstanding of any court or government agency or instrumentality and binding upon the Company or any of its Subsidiaries that have had or would reasonably be expected to have a Material Adverse Effect. The SEC has not issued any stop order or other order suspending the effectiveness of any registration statement filed by the Company under the Securities Act or the Exchange Act.

2.19.
Financial Statements. The financial statements included in each SEC Filing comply in all material respects with applicable accounting requirements and the rules and regulations of the SEC with respect thereto as in effect at the time of filing (or to the extent corrected by a subsequent restatement) and present fairly, in all material respects, the financial position of the Company and its consolidated Subsidiaries as of the dates shown and its results of operations and cash flows for the periods shown, subject in the case of unaudited financial statements to normal, immaterial year-end audit adjustments, and such financial statements have been prepared in conformity with GAAP applied on a consistent basis during the periods involved (except as may be disclosed therein or in the notes thereto, and except that the unaudited financial statements may not contain all footnotes required by GAAP, and, in the case of quarterly financial statements, as permitted by Form 10-Q under the Exchange Act). Except as set forth in the financial statements of the Company included in the SEC Filings filed prior to the date hereof, the Company has not incurred any liabilities, contingent or otherwise, except those incurred in the ordinary course of business, consistent (as to amount and nature) with past practices since the date of such financial statements, none of which, individually or in the aggregate, have had or would have a Material Adverse Effect.

2.20.
Compliance with NYSE Continued Listing Requirements. Other than as set forth in the SEC Filings, the Company is in compliance with applicable NYSE continued listing requirements. There are no proceedings pending or, to the Company’s knowledge, threatened against the Company relating to the continued listing of the Common Stock on the NYSE and the Company has not received any notice

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of, nor to the Company’s knowledge is there any reasonable basis for, the delisting of the Common Stock from the NYSE. The Company is not aware of any circumstances that would cause the Conversion Shares or the Warrant Shares to not be approved for listing by the NYSE.
2.21.
Brokers and Finders. No Person will have, as a result of the transactions contemplated by the Transaction Documents, any valid right, interest or claim against or upon the Company or, to the Company’s knowledge, the Purchaser for any commission, fee or other compensation pursuant to any agreement, arrangement or understanding entered into by or on behalf of the Company.

2.22.
No Directed Selling Efforts or General Solicitation. Neither the Company nor any Person acting on its behalf has conducted any general solicitation or general advertising (as those terms are used in Regulation D) in connection with the offer or sale of any of the Securities.

2.23.
No Integrated Offering. Neither the Company nor any Person acting on its behalf has, directly or indirectly, made any offers or sales of any Company security or solicited any offers to buy any Company security, under circumstances that would (a) adversely affect reliance by the Company on Section 4(a)(2) for the exemption from registration for the transactions contemplated hereby or would require registration of the Securities under the Securities Act or (b) cause the offer and sale of the Securities pursuant to this Agreement to be integrated with prior offerings by the Company for purposes of any applicable law, regulation or stockholder approval provisions.

2.24.
Private Placement. Assuming the accuracy of the Purchaser’s representations and warranties set forth in Section 3, no registration under the Securities Act is required for the offer and sale of the Note and the Warrant by the Company to the Purchaser as contemplated hereby.

2.25.
Foreign Corrupt Practices. Neither the Company nor its Subsidiaries nor, to the Company’s knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or its Subsidiaries has on behalf of the Company or its Subsidiaries, as applicable: (a) used any corporate funds for unlawful contributions, gifts, entertainment or other unlawful expenses relating to political activity; (b) made any direct or indirect unlawful payments to any governmental officials or employees from corporate funds; (c) established or maintained any unlawful or unrecorded fund of corporate monies or other assets which is in violation of law; (d) made any false or fictitious entries on the books and records of the Company; (e) made any unlawful rebate, payoff, influence payment, kickback, bribe or other unlawful payment of any nature; or (f) violated or is in violation of any provision of the Foreign Corrupt Practices Act of 1977, as amended.

2.26.
Office of Foreign Assets Control and Export Control Laws. Neither the Company nor any Subsidiary, nor, to the Company’s Knowledge, any of the current or former directors, officers, employees, agents or other Persons acting on behalf of the Company or any Subsidiary, is currently subject to any U.S. sanctions administered by the Office of Foreign Assets Control of the U.S. Treasury Department.

2.27.
Transactions with Affiliates. Except as disclosed in the SEC Filings, none of the officers or directors of the Company and, to the Company’s knowledge, none of the employees of the Company is presently a party to any transaction with the Company (other than as holders of stock options and/or warrants, and for services as employees, officers and directors), including any contract, agreement or other arrangement providing for the furnishing of services to or by, providing for rental of real or personal property to or from, or otherwise requiring payments to or from any officer, director or such employee or, to the Company’s Knowledge, any entity in which any officer, director, or any such employee has a substantial interest or is an officer, director, trustee or partner.

2.28.
Internal Controls. Except as disclosed in the SEC Filings, the Company and the Subsidiaries are in material compliance with any and all applicable requirements of the Sarbanes-Oxley Act of 2002 that are effective as of the date hereof, and any and all applicable rules and regulations promulgated by the SEC thereunder that are effective as of the date hereof. The Company and the Subsidiaries maintain a system of internal accounting controls sufficient to provide reasonable assurance that: (a) transactions are executed in accordance with management’s general or specific authorizations; (b) transactions are recorded as necessary to permit preparation of financial statements in conformity

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with GAAP and to maintain asset accountability; (c) access to assets is permitted only in accordance with management’s general or specific authorization; and (d) the recorded accountability for assets is compared with the existing assets at reasonable intervals and appropriate action is taken with respect to any differences. The Company and the Subsidiaries have established disclosure controls and procedures (as defined in Exchange Act Rules 13a-15(e) and 15d-15(e)) for the Company and the Subsidiaries and designed such disclosure controls and procedures to ensure that information required to be disclosed by the Company in the reports it files or submits under the Exchange Act is recorded, processed, summarized and reported, within the time periods specified in the SEC’s rules and forms. The Company’s certifying officers have evaluated the effectiveness of the disclosure controls and procedures of the Company and the Subsidiaries as of the end of the period covered by the most recently filed periodic report under the Exchange Act (such date, the “Evaluation Date”). The Company presented in its most recently filed periodic report under the Exchange Act the conclusions of the certifying officers about the effectiveness of the disclosure controls and procedures based on their evaluations as of the Evaluation Date. Since the Evaluation Date, there have been no changes in the internal control over financial reporting (as such term is defined in the Exchange Act) of the Company and its Subsidiaries that have materially affected, or is reasonably likely to materially affect, the internal control over financial reporting of the Company or its Subsidiaries.
2.29.
Investment Company. The Company is not required to be registered as, and is not an Affiliate of, and immediately following the Closing will not be required to register as, an “investment company” within the meaning of the Investment Company Act of 1940, as amended.

2.30.
Bad Actor Disqualification. None of the Company, any predecessor or affiliated issuer of the Company nor, to the Company’s knowledge, any director or executive officer of the Company or any promoter connected with the Company in any capacity, is subject to any of the “bad actor” disqualifications within the meaning of Rule 506(d) under the Securities Act (a “Disqualification Event”), except for a Disqualification Event covered by Rule 506(d)(2) or (d)(3).

2.31.
Shell Company Status. The Company was previously an issuer identified in Securities Act Rule 144(i)(1). The Company confirms that: (a) effective November 24, 2021, it ceased to be an issuer identified in Securities Act Rule 144(i)(1); (b) it has not been an issuer identified in Securities Act Rule 144(i)(1) between November 24, 2021 and the date of this Agreement; (c) it is subject to the reporting requirements of Section 13 of the Exchange Act; (d) it has filed all reports and other materials required to be filed by Section 13 of the Exchange Act between November 24, 2021 and the date of this Agreement; and (e) on November 24, 2021, it filed current “Form 10 information”, as defined in Securities Act Rule 144(i)(3), with the SEC, which reflects that it is not an issuer identified in Securities Act Rule 144(i)(1).

2.32.
Disclosure. Except with respect to the material terms and conditions of the transactions contemplated by the Transaction Documents, the Twelfth Amendment, all of which will be disclosed in the Form 8-K to be filed in connection with this Agreement, the Company confirms that neither it nor any other Person acting on its behalf has provided the Purchaser with any information that it believes constitutes or would reasonably be deemed to constitute material, non-public information that will not otherwise be disclosed in the SEC Filings on or prior to the Closing Date. The Company understands and confirms that the Purchaser will rely on the foregoing representation in effecting transactions in securities of the Company.

2.33.
Insurance Coverage. The Company and the Subsidiaries maintain in full force and effect insurance coverage that is customary for comparably situated companies for the business being conducted and properties owned or leased by the Company and the Subsidiaries, and the Company reasonably believes such insurance coverage to be adequate against all liabilities, claims and risks against which it is customary for comparably situated companies to insure. Other than customary end of policy notifications from insurance carriers, since January 1, 2025, the Company has not received any notice or other communication regarding any actual or possible (i) cancellation or invalidation of any insurance policy or (ii) refusal or denial of any coverage, reservation of rights or rejection of any material claim under any insurance policy.

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2.34.
Anti-Bribery and Anti-Money Laundering Laws. Each of the Company and its Subsidiaries and any of their respective officers, directors, supervisors, managers, agents, or employees are and have at all times been in compliance with and its participation in the offering will not violate: (a) anti-bribery laws, including but not limited to, any applicable law, rule, or regulation of any locality, including but not limited to any law, rule, or regulation promulgated to implement the OECD Convention on Combating Bribery of Foreign Public Officials in International Business Transactions, signed December 17, 1997, including the U.S. Foreign Corrupt Practices Act of 1977, as amended, the U.K. Bribery Act 2010, or any other law, rule or regulation of similar purposes and scope or (b) anti-money laundering laws, including, but not limited to, applicable federal, state, international, foreign or other laws, regulations or government guidance regarding anti-money laundering, including, without limitation, Title 18 US. Code sections 1956 and 1957, the Patriot Act, the Bank Secrecy Act, and international anti-money laundering principles or procedures by an intergovernmental group or organization, such as the Financial Action Task Force on Money Laundering, of which the United States is a member and with which designation the United States representative to the group or organization continues to concur, all as amended, and any executive order, directive, or regulation pursuant to the authority of any of the foregoing, or any orders or licenses issued thereunder.

2.35.
Bank Holding Company Act. Neither the Company nor any of its Affiliates is subject to the Bank Holding Company Act of 1956, as amended (the “BHCA”), and to regulation by the Board of Governors of the Federal Reserve System (the “Federal Reserve”). Neither the Company nor any of its Affiliates owns or controls, directly or indirectly, five percent (5%) or more of the outstanding shares of any class of voting securities or twenty-five percent or more of the total equity of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve. Neither the Company nor any of its Affiliates exercises a controlling influence over the management or policies of a bank or any entity that is subject to the BHCA and to regulation by the Federal Reserve.

2.36.
Cybersecurity. Except as would not reasonably be expected to have a Material Adverse Effect, the Company and its Subsidiaries’ information technology assets and equipment, computers, systems, networks, hardware, software, websites, applications, and databases (collectively, “IT Systems”) are adequate for, and operate and perform in all material respects as required in connection with the operation of the business of the Company and its Subsidiaries as currently conducted, to the Company’s Knowledge are free and clear of all material Trojan horses, time bombs, malware and other malicious code. The Company and its Subsidiaries have implemented and maintained commercially reasonable physical, technical and administrative controls designed to maintain and protect the confidentiality, integrity, availability, privacy and security of all sensitive, confidential or regulated data (“Confidential Data”) used or maintained in connection with their businesses and Personal Data, and the integrity, availability continuous operation, redundancy and security of all IT Systems. “Personal Data” means the following data used in connection with the Company’s and its subsidiaries’ businesses and in their possession or control: (i) a natural person’s name, street address, telephone number, e-mail address, photograph, social security number or other tax identification number, driver’s license number, passport number, credit card number, bank information, or customer or account number; (ii) information that identifies, relates to, or may reasonably be used to identify an individual; (iii) any information regarding an individual’s medical history, mental or physical condition, or medical treatment or diagnosis by a health care professional; (iv) an individual’s health insurance policy number or subscriber identification number, any unique identifier used by a health insurer to identify the individual, or any information in an individual’s application and claims history; (v) any information which would qualify as “protected health information” under the Health Insurance Portability and Accountability Act of 1996, as amended by the Health Information Technology for Economic and Clinical Health Act (collectively, “HIPAA”); (vi) any information which would qualify as “personal data,” “personal information” (or similar term) under the Privacy Laws; and (vii) any other piece of information that alone, or combined with other information, reasonably allows the identification of such natural person, or his or her family, or permits the collection or analysis of any data related to an identified person’s health or sexual orientation. To the Company’s Knowledge, there have been no breaches, outages or unauthorized uses of or accesses to the IT Systems, Confidential Data, and Personal Data. The Company and its Subsidiaries are

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presently, and at all times since November 24, 2021 were, in material compliance with all applicable laws or statutes and all judgments and orders binding on the Company, applicable binding rules and regulations of any court or arbitrator or governmental or regulatory authority, and their internal policies and contractual obligations, each relating to the Processing, privacy and security of Personal Data and Confidential Data, the privacy and security of IT Systems and the protection of such IT Systems, Confidential Data, and Personal Data from unauthorized use, access, misappropriation or modification.
2.37.
Compliance with Data Privacy Laws. The Company and its Subsidiaries are, and at all times since November 24, 2021 were, in material compliance with all applicable state, federal and international data privacy and security laws and regulations regarding the collection, use, storage, retention, disclosure, transfer, disposal, or any other processing (collectively “Process” or “Processing”) of Personal Data, including HIPAA, the California Consumer Privacy Act (“CCPA”), the European Union General Data Protection Regulation (“GDPR”) (EU 2016/679), and the United Kingdom GDPR (collectively, the “Privacy Laws”). To ensure compliance with the Privacy Laws, the Company and its subsidiaries have in place, comply with, and take all appropriate steps necessary to ensure compliance in all material respects with their policies and procedures relating to data privacy and security, and the Processing of Personal Data and Confidential Data (the “Privacy Statements”). The Company further certifies that, except as would not reasonably be expected to have a Material Adverse Effect, neither it nor any of its Subsidiaries: (i) has received written notice of any material actual or potential claim, complaint, proceeding, regulatory proceeding or liability under or relating to, or actual or potential violation of, any of the Privacy Laws, contracts related to the Processing of Personal Data or Confidential Data, or Privacy Statements, and has no knowledge of any event or condition that would reasonably be expected to result in any such notice; (ii) is currently conducting or paying for, in whole or in part, any investigation, remediation, or other corrective action pursuant to any Privacy Law or contract; or (iii) is a party to any order or decree that imposes any obligation or liability under any Privacy Law.

2.38.
Subordination. The payment and performance of the obligations of the Company under the Note, the other Subordinated Loan Documents (as defined in the Subordination Agreement) and the indebtedness evidenced thereby are subordinated to the Senior Obligations pursuant to (and as defined in) the Subordination Agreement, and all terms and conditions of the Note, the other Subordinated Loan Documents (as defined in the Subordination Agreement) and the indebtedness evidenced thereby are subject to the rights of the Senior Creditor under the Subordination Agreement.

3. Representations and Warranties of the Purchaser. The Purchaser hereby represents and warrants to the Company as of the Agreement Date that:
3.1.
Authorization. The Purchaser has full power and authority to enter into the Transaction Documents. All action on the part of the Purchaser necessary for the authorization, execution and delivery of the Transaction Documents, the performance of all obligations of the Purchaser hereunder and thereunder has been taken or will be taken prior to the Closing and the Transaction Documents, when executed and delivered by the Purchaser, will constitute valid and legally binding obligations of the Purchaser, enforceable in accordance with their terms, except (i) as limited by laws of general application relating to bankruptcy, insolvency and the relief of debtors or (ii) as limited by rules of law governing specific performance, injunctive relief or other equitable remedies and by general principles of equity.

3.2.
Consents and Approvals. No consent, approval, order or authorization of, or registration, declaration or filing with, or exemption or review by, any Governmental Authority is required on the part of the Purchaser in connection with the execution, delivery and performance by the Purchaser of this Agreement and the consummation by the Purchaser of the Transactions to which it is a party, except any consent, approval, order, authorization, registration, declaration, filing, exemption or review the failure of which to be obtained or made, individually or in the aggregate, would not reasonably be expected to adversely affect or delay the consummation of the Transactions.

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3.3.
Securities Act Representations. The Purchaser is an accredited investor (as defined in Rule 501 promulgated under the Securities Act) and is aware that the sale of the Note and the Warrant is being made in reliance on a private placement exemption from registration under the Securities Act. The Purchaser is acquiring the Securities for its own account, and not with a view toward, or for sale in connection with, any distribution thereof in violation of any federal or state securities or “blue sky” law, or with any present intention of distributing or selling the Securities in violation of the Securities Act. The Purchaser has sufficient knowledge and experience in financial and business matters so as to be capable of evaluating the merits and risks of its investment in the Securities and is capable of bearing the economic risks of such investment. The Purchaser has been provided a reasonable opportunity to undertake and has undertaken such investigation and has been provided with and has evaluated such documents and information as it has deemed necessary to enable it to make an informed and intelligent decision with respect to the execution, delivery and performance of this Agreement.

3.4.
Brokers and Finders. The Purchaser has not retained, utilized or been represented by, or otherwise become obligated to, any broker, placement agent, financial advisor or finder in connection with the transactions contemplated by this Agreement whose fees the Company would be required to pay.

4. Conditions of the Purchaser’s Obligations at the Initial Closing. The obligations of the Purchaser to the Company under this Agreement are subject to the fulfillment, on or before the Closing Date, of each of the following conditions, unless otherwise waived, with respect to any Purchaser, by the Purchaser.
4.1.
Representations and Warranties. The representations and warranties of the Company contained in Section 2 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality or Material Adverse Effect, which representations and warranties as so qualified shall be true and correct in all respects) on and as of the Agreement Date and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct with respect to such specified date).

4.2.
Performance. The Company shall have performed and complied in all material respects with all covenants, agreements, obligations and conditions contained in this Agreement that are required to be performed or complied with by it on or before the Closing Date.

4.3.
Compliance Certificate. An authorized officer of the Company shall deliver to the Purchaser on the Closing Date a certificate certifying that the conditions specified in Sections 4.1 and 4.2 have been fulfilled.

4.4.
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing Date.

4.5.
Secretary’s Certificate. The Secretary of the Company shall deliver to the Purchaser on the Closing Date a certificate certifying (a) the Restated Certificate, (b) the Bylaws, and (c) resolutions of the Board of the Company approving this Agreement, the Note, the Warrant, the Subordination Agreement and the Transaction contemplated hereby and thereby.

4.6.
Legal Opinion. A legal opinion of Orrick, Herrington & Sutcliffe LLP, in a form reasonably acceptable to the Purchaser, dated as of the Closing Date, executed by such counsel and delivered to the Purchaser.

5. Conditions of the Company’s Obligations at Closing. The obligations of the Company to the Purchaser under this Agreement are subject to the fulfillment, on or before the Closing Date, of the following conditions, unless otherwise waived by the Company:
5.1.
Representations and Warranties. The representations and warranties of the Purchaser contained in Section 3 of this Agreement shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) on and as of

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the Agreement Date and as of the Closing Date (except for representations and warranties which address matters only as to a specified date, which representations and warranties shall be true and correct in all material respects (except for such representations and warranties that are so qualified by their terms by a reference to materiality, which representations and warranties as so qualified shall be true and correct in all respects) with respect to such specified date).
5.2.
Performance. The Purchaser shall have performed and complied in all material respects with all covenants, agreements and conditions contained in this Agreement that are required to be performed or complied with by the Purchaser on or prior to the Closing Date.

5.3.
Qualifications. All authorizations, approvals or permits, if any, of any governmental authority or regulatory body of the United States or of any state that are required in connection with the lawful issuance and sale of the Note and the Warrant pursuant to this Agreement shall be obtained and effective as of the Closing Date.

6. Particular Covenants and Events of Default.
6.1.	Affirmative Covenants. Unless the Holder or the Company, as applicable, shall otherwise agree in writing:
(a)	The Company shall promptly notify the Purchaser in writing of any default or Event of Default under this Agreement or the Note, to which the Company has knowledge.
(b)
From the Agreement Date until the Closing Date, each of the Company and the Purchaser shall use commercially reasonable efforts to take such actions as are necessary to expeditiously satisfy the closing conditions set forth in Sections 4 and 5 hereof, respectively.

(c)
While the Note is outstanding, the Company will send to the Holder copies of all reports that the Company is required to file with the SEC pursuant to Section 13(a) or 15(d) of the Exchange Act within fifteen (15) calendar days after the date that the Company is required to file the same (after giving effect to all applicable grace periods under the Exchange Act); provided, however, that the Company need not send to the Holder any material for which the Company has received, or is seeking in good faith and has not been denied, confidential treatment by the SEC. Any report that the Company files with the SEC through the EDGAR System will be deemed to be sent to the Holder at the time such report is so filed via the EDGAR System, it being understood that the Holder will not be responsible for determining whether such filings have been made or for their timeliness or their content.

(d)
While the Note is outstanding, the Holder may examine the books and records of the Company and inspect its facilities and may request information at reasonable times and intervals concerning the general status of the Company’s financial condition and operations, provided that access to highly confidential proprietary information and facilities need not be provided.

6.2.	Negative Covenants. Unless the Holder has provided prior written consent, so long as the Note is outstanding:
(a)	Neither Company nor any of its subsidiaries shall create, incur, authorize the creation of, issue, or authorize the issuance of, any unsecured indebtedness.
(b)
Neither Company nor any of its subsidiaries shall create, incur or grant any Lien in the assets of the Company or its subsidiaries, other than Liens in favor of the Senior Creditor or Permitted Liens (as defined in the Senior Credit Agreement).

(c)
The Company shall not effect any transaction or series of transactions (including, without limitation, amendments to the Restated Certificate or Bylaws, each as in effect on the Closing Date) to avoid or attempt to avoid the observance or performance of any of the terms to be observed or performed under the Transaction Documents or that would have the effect of materially impairing the rights of the Purchaser provided for in the Transaction Documents.

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6.3.
General Acceleration Provision upon Events of Default. The occurrence and continuation beyond the applicable cure period of any of the following events shall constitute an “Event of Default” and shall, subject to terms and conditions of the Subordination Agreement, entitle the Holder to the rights and remedies set forth in the Note:

(a)
To the extent that the Holder elects to receive a principal payment on the Note in accordance with the terms of the Note, the Company fails to make such principal payment when due, whether on the Maturity Date (as defined in the Note), on a Fundamental Transaction Payment Date (as defined in the Note) with respect to a Fundamental Transaction (as defined in the Note), upon acceleration or otherwise.

(b)	The Company fails to satisfy its conversion obligations upon exercise of the Note pursuant to its terms.
(c)	The Company fails to issue a Fundamental Transaction Notice (as defined in the Note) when due.
(d)
The Company shall have failed to comply in any material respect with the compliance or performance of any covenant contained in this Agreement or in the Note and such default is not remedied by the Company or waived by the Holder within twenty (20) days after the Company receives written notice from the Holder of such default.

(e)
Any representation or warranty made by the Company in this Agreement shall be incorrect, false or misleading in any material respect (except to the extent that such representation or warranty is qualified by reference to materiality or Material Adverse Effect, to which extent it shall be incorrect, false or misleading in any respect) as of the date it was made or deemed made.

(f)
(i) The Company shall make a general assignment for the benefit of creditors; (ii) the Company shall declare a moratorium on the payment of its debts; (iii) the commencement by the Company of proceedings to be adjudicated bankrupt or insolvent, or the consent by it to the commencement of bankruptcy or insolvency proceedings against it, or the filing by it of a petition or consent seeking reorganization, intervention or other similar relief under any applicable Law, or the consent by it to the filing of any such petition or to the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official) of all or substantially all of its assets; or (iv) the commencement against the Company of a proceeding in any court of competent jurisdiction under any bankruptcy or other applicable Law (as now or hereafter in effect) seeking its liquidation, winding up, dissolution, reorganization, arrangement, adjustment, or the appointment of an intervenor, receiver, liquidator, assignee, trustee, sequestrator (or other similar official), and any such proceeding shall continue undismissed, or any order, judgment or decree approving or ordering any of the foregoing shall continue unstayed or otherwise in effect, for a period of thirty (30) consecutive days.

(g)
The Company shall fail to perform or comply with any term, covenant, condition or agreement contained in any agreement(s) or instrument(s) governing any indebtedness for borrowed money if both (i) such default either results from the failure to pay any principal of such indebtedness at its stated final maturity (after giving effect to any applicable grace periods) or relates to an obligation other than the obligation to pay principal of any such indebtedness at its stated final maturity and results in the holder or holders of such indebtedness causing such indebtedness to become due prior to its stated maturity and (ii) the principal amount of such indebtedness in default, together with the principal amount of any other such indebtedness in default for failure to pay principal at stated final maturity (after giving effect to any applicable grace periods), or the maturity of which has been so accelerated, aggregates $1,000,000 or more at any one time outstanding.

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In the event of any Event of Default, the Company shall pay all reasonable attorneys’ fees and costs incurred by the Purchaser in enforcing their rights under the Note and this Agreement and collecting any amounts due and payable under the Note. No right or remedy conferred upon or reserved to the Purchaser under this Agreement is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every other right and remedy given hereunder or now and hereafter existing under applicable law.
7. Registration Rights. The Company acknowledges that the Purchaser has a right to the registration of the Conversion Shares and the Warrant Shares pursuant to the Investor Rights Agreement, dated as of March 31, 2025, by and among the Company, the Purchaser and the other investors named therein (the “Investor Rights Agreement”). The Company shall prepare and file with the SEC a registration statement (the “Registration Statement”) covering the resale of the Conversion Shares and the Warrant Shares in accordance with Section 2 of the Investor Rights Agreement; provided, however, that the Company shall file the Registration Statement no later than the date on which the Company files its Quarterly Report on Form 10-Q for the quarter ended September 30, 2025. For the avoidance of doubt, the Registration Statement shall be deemed an Initial Registration Statement as such term is defined in the Investor Rights Agreement.
8. Miscellaneous.
8.1.
Survival of Warranties. Unless otherwise set forth in this Agreement, the warranties, representations and covenants of the Company and each Purchaser contained in or made pursuant to this Agreement shall survive the execution and delivery of this Agreement until the conversion of the Note or its repayment pursuant to its terms and shall in no way be affected by any investigation or knowledge of the subject matter thereof made by or on behalf of the Purchaser or the Company.

8.2.
Successors and Assigns. The terms and conditions of this Agreement shall inure to the benefit of and be binding upon the respective successors and assigns of the parties, including transferees of the Note or the Warrant. Nothing in this Agreement, express or implied, is intended to confer upon any party other than the parties hereto or their respective successors and assigns any rights, remedies, obligations, or liabilities under or by reason of this Agreement, except as expressly provided in this Agreement.

8.3.
Counterparts. This Agreement may be executed in two or more counterparts, each of which shall be deemed an original. A counterpart executed by the Company and the Purchaser shall constitute an enforceable instrument between such parties. Counterparts may be delivered via facsimile, electronic mail (including pdf) or other transmission method and any counterpart so delivered shall be deemed to have been duly and validly delivered and be valid and effective for all purposes. The parties hereto hereby consent to receipt of this Agreement in electronic form and understand and agree that this Agreement may be signed electronically. In the event that any signature is delivered by facsimile transmission, electronic mail, or otherwise by electronic transmission evidencing an intent to sign this Agreement (including any electronic signature complying with the U.S. federal ESIGN Act of 2000, e.g., www.docusign.com), such facsimile transmission, electronic mail or other electronic transmission shall create a valid and binding obligation of the parties signatory hereto with the same force and effect as if such signature were an original. Execution and delivery of this Agreement by facsimile transmission, electronic mail or other electronic transmission is legal, valid and binding for all purposes.

8.4.	Titles and Subtitles. The titles and subtitles used in this Agreement are used for convenience only and are not to be considered in construing or interpreting this Agreement.
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8.5.
Notices. Except as otherwise provided in this Agreement, all notices, requests, claims, demands, waivers and other communications required or permitted under this Agreement shall be in writing and shall be mailed by reliable overnight delivery service or delivered by hand, facsimile or messenger, and email, as follows:

If to the Company:

Local Bounti Corporation
490 Foley Lane
Hamilton, MT 59840
Attention:	Kathleen Valiasek
E-mail:

With a copy (which will not constitute notice) to:

Orrick, Herrington & Sutcliffe LLP
222 Berkeley Street, Suite 2000
Boston, MA 02116
Attention:	Albert Vanderlaan
E-mail:

If to U.S. Bounti, LLC:

CHS Management Group, LLC
PO Box 2226
Palm Beach, FL 33480
Attention:	Rebecca E. Renzas
E-mail:

With a copy (which will not constitute notice) to:

McDermott Will & Schulte LLP
One Vanderbilt Avenue
New York, NY 10017-3852
Attention:	Todd Kornfeld
E-mail:

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8.6.
Finder’s Fee. Each party represents that it neither is nor will be obligated for any finder’s fee or commission in connection with this transaction or with respect to the purchase of the Note and Warrant hereunder. The Purchaser agrees to indemnify and to hold harmless the Company from any liability for any commission or compensation in the nature of a finder’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Purchaser or any of its officers, employees, or representatives is responsible. The Company agrees to indemnify and hold harmless the Purchaser from any liability for any commission or compensation in the nature of a finder’s or broker’s fee arising out of this transaction (and the costs and expenses of defending against such liability or asserted liability) for which the Company or any of its officers, employees or representatives is responsible.

8.7.
Amendments and Waivers. Any term of this Agreement may be amended or waived subsequent to the execution hereof only upon the mutual written consent of (i) the Company and (ii) the Holder. Any amendment or waiver effected in accordance with this Section 8.7 shall be binding upon the Purchaser and the Holder and transferee of the Note and Warrant and the Company.

8.8.
Costs and Expenses. The Company shall pay all reasonable and documented out-of-pocket expenses (including reasonable and documented legal fees) incurred by the Holder in connection with the preparation, negotiation, execution and delivery of this Agreement and the documents delivered in connection herewith, or any amendments, modifications or waivers of the provisions hereof or thereof, in an amount not to exceed, in the aggregate, $25,000.

8.9.
Severability. If one or more provisions of this Agreement are held to be unenforceable under applicable Law, such provision shall be excluded from this Agreement, and the balance of the Agreement shall be interpreted as if such provision were so excluded and shall be enforceable in accordance with its terms, so long as this Agreement as so modified continues to express, without material change, the original intentions of the parties as to the subject matter hereof and the prohibited nature, invalidity or unenforceability of the provision(s) in question does not substantially impair the respective expectations or reciprocal obligations of the parties or the practical realization of the benefits that would otherwise be conferred upon the parties. The parties will endeavor in good faith negotiations to replace the prohibited, invalid or unenforceable provision(s) with a valid provision(s), the effect of which comes as close as possible to that of the prohibited, invalid or unenforceable provision(s).

8.10.
Delays or Omissions. No delay or omission to exercise any right, power or remedy accruing to any party under this Agreement, upon any breach or default of any other party under this Agreement, shall impair any such right, power or remedy of such non-breaching or non-defaulting party nor shall it be construed to be a waiver of any such breach or default, or an acquiescence therein, or of or in any similar breach or default thereafter occurring; nor shall any waiver of any single breach or default be deemed a waiver of any other breach or default theretofore or thereafter occurring. Any waiver, permit, consent or approval of any kind or character on the part of any party of any breach or default under this Agreement, or any waiver on the part of any party of any provisions or conditions of this Agreement, must be in writing and shall be effective only to the extent specifically set forth in such writing. All remedies, either under this Agreement or by law or otherwise afforded to any party, shall be cumulative and not alternative.

8.11.
Entire Agreement. This Agreement and the other Transaction Documents constitute the entire agreement between the parties hereto pertaining to the subject matter hereof, and any and all other written or oral agreements relating to the subject matter hereof existing between the parties hereto are expressly canceled.

8.12.	Governing Law; Waiver of Jury Trial; Dispute Resolution.
(a)
THE INTERNAL LAW OF THE STATE OF DELAWARE WILL GOVERN AND BE USED TO CONSTRUE THE TRANSACTION DOCUMENTS WITHOUT GIVING EFFECT TO APPLICABLE PRINCIPLES OF CONFLICTS OF LAW. EACH OF THE COMPANY AND EACH PURCHASER HEREBY IRREVOCABLY WAIVES, TO THE FULLEST EXTENT

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PERMITTED BY APPLICABLE LAW, ANY AND ALL RIGHT TO TRIAL BY JURY IN ANY LEGAL PROCEEDING ARISING OUT OF OR RELATING TO THIS AGREEMENT, THE OTHER TRANSACTION DOCUMENTS OR THE TRANSACTIONS CONTEMPLATED HEREBY.
(b)
Each of the parties hereto irrevocably agrees that any legal action or proceeding with respect to this Agreement and the rights and obligations arising hereunder, or for recognition and enforcement of any judgment in respect of this Agreement and the rights and obligations arising hereunder brought by the other party hereto or its successors or assigns, shall be brought and determined exclusively in the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware). Each Party hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in an inconvenient forum or that the venue of such suit, action or proceeding is improper.

(c)
Each party hereto irrevocably and unconditionally waives, to the fullest extent it may legally and effectively do so, any objection that it may now or hereafter have to the laying of venue of any suit, action or proceeding arising out of or relating to the Transaction Documents in any court referred to in the preceding paragraph. Each party hereto irrevocably waives, to the fullest extent permitted by Law, the defense of an inconvenient forum to the maintenance of any such suit, action or proceeding in any such court.

(d)
Each party hereto irrevocably consents to service of process in the manner provided for notices in Section 8.5. Nothing in the Transaction Documents will affect the right of any party hereto to serve process in any other manner permitted by Law.

8.13.
Corporate Opportunity. The Company acknowledges that the Purchaser and its Affiliates are engaged in the business of investing in private and public companies in a wide range of industries, including the industry segment in which the Company operates. Accordingly, the Company and the Purchaser acknowledge and agree that the Purchaser and its Affiliates shall:

(a)
have no obligation or duty (contractual or otherwise) to the Company to refrain from participating as a director, investor or otherwise with respect to any company or other person or entity that is engaged in the Company’s industry segment or is otherwise competitive with the Company, and

(b)
in connection with making investment decisions, to the fullest extent permitted by law, have no obligation or duty (contractual or otherwise) to the Company to refrain from using any information, including, but not limited to, market trend and market data, which comes into the Purchaser’s or its Affiliate’s possession, whether as a director of, or investor in, the Company or otherwise.

8.14.
No Publicity. Each of the Company and the Purchaser agrees that it will not, and shall cause each of its Subsidiaries to not, without the prior written consent of the other party, use in advertising, publicity, or otherwise the name of the other party, or any partner or employee of the other party, nor any trade name, trademark, trade device, service mark, symbol or any abbreviation, contraction or simulation thereof owned by the other party, or any of its Affiliates, in each case other than pursuant to required securities filings. Each of the Company and the Purchaser further agrees that it shall obtain the written consent of the other party prior to the issuance of any public statement identifying or specifying that the Purchaser or any of its Affiliates has purchased the Note and Warrant pursuant to this Agreement, in each case other than pursuant to required securities filings.

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8.15.
Use of Proceeds. The Company shall use the proceeds from the sale of the Note and Warrant for working capital and general corporate purposes. Notwithstanding the foregoing, however, the Company may not use the proceeds from the sale of the Note and Warrant for capital expenditures, except that proceeds in an aggregate amount not to exceed $750,000 may be used for capital expenditures at the Company’s greenhouse facility located in Oxnard, Ventura County, California.

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The parties have executed this Convertible Note and Warrant Purchase Agreement as of the date first written above.

COMPANY:

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
Name:	Kathleen Valiasek
Title:	Chief Executive Officer, President and Chief Financial Officer

Address:	490 Foley Lane, Hamilton, MT 59840

[Signature Page to Convertible Note and Warrant Purchase Agreement]
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The parties have executed this Convertible Note and Warrant Purchase Agreement as of the date first written above.

PURCHASER:

U.S. BOUNTI, LLC

By:	/s/ Charles R. Schwab
Name:	Charles R. Schwab
Title:	Manager

Address:	CHS Management Group, LLC, PO Box 2226, Palm Beach, FL 33480

[Signature Page to Convertible Note and Warrant Purchase Agreement]
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EXHIBIT A

FORM OF NOTE
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EXHIBIT B

FORM OF WARRANT
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Annex A-2
THE SECURITIES REPRESENTED HEREBY HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “ACT”), OR UNDER THE SECURITIES LAWS OF APPLICABLE STATES. THEY MAY NOT BE TRANSFERRED OR RESOLD EXCEPT AS PERMITTED UNDER THE ACT AND APPLICABLE STATE SECURITIES LAWS, PURSUANT TO REGISTRATION UNDER SUCH LAWS OR AN EXEMPTION FROM SUCH REGISTRATION REQUIREMENT. ANY PROPOSED TRANSFER OR RESALE OF SUCH SECURITIES MAY REQUIRE AN OPINION OF COUNSEL IN FORM AND SUBSTANCE REASONABLY SATISFACTORY TO THE COMPANY TO THE EFFECT THAT SUCH TRANSFER OR RESALE IS IN COMPLIANCE WITH THE ACT AND ALL APPLICABLE STATE SECURITIES LAWS.
THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBORDINATED TO THE SENIOR OBLIGATIONS PURSUANT TO THAT CERTAIN SUBORDINATION AGREEMENT OF EVEN DATE HEREWITH BETWEEN THE HOLDER OF THIS NOTE AND THE SENIOR CREDITOR, AND ALL TERMS AND CONDITIONS OF THIS NOTE AND THE INDEBTEDNESS EVIDENCED HEREBY ARE SUBJECT TO THE RIGHTS OF THE SENIOR CREDITOR UNDER THE SUBORDINATION AGREEMENT.
CONVERTIBLE NOTE

Original Principal Amount: US$10,000,000.00	Issuance Date: August 1, 2025

FOR VALUE RECEIVED, Local Bounti Corporation, a Delaware corporation (the “Company”), hereby promises to pay U.S. Bounti, LLC, a Delaware limited liability company, or its permitted assigns (the “Holder”) the amount set out above as the Original Principal Amount, as such amount may be (i) increased pursuant to the payment of PIK Interest (as defined below), or (ii) reduced pursuant to any payment (if any) in cash, any conversion effected in accordance with the terms hereof or pursuant to any repurchase effected in accordance with the terms hereof (the balance of such amount from time to time being the “Outstanding Principal Balance”), together with accrued interest, when due, whether upon the Maturity Date (as defined below), acceleration, or otherwise (in each case in accordance with the terms hereof). This Convertible Note (including all Convertible Notes issued in exchange, transfer or replacement hereof) (this “Note” or the “Note”), is issued pursuant to the Purchase Agreement on the Issuance Date. Certain capitalized terms used herein are defined in Section 20 below. Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.
1. PAYMENTS OF PRINCIPAL.
(a) The Note Obligations Amount (as defined below) shall be due and payable on the Maturity Date.
(b) The “Maturity Date” shall be August 1, 2030.
(c) The “First Principal Payment Date” shall be August 1, 2029.
(d) [Reserved].
(e) Without limiting any other provision of this Note, the Company shall not make any payments of principal on the Note without first providing the Holder with at least five (5) Business Days’ notice of such payment.
2. INTEREST; INTEREST RATE.
(a) During the term of this Note, Interest shall accrue on the Outstanding Principal Balance of this Note at an annual interest rate of 6.0%, commencing on the Issuance Date.
(b) Subject to Section 2(c), (i) Interest shall accrue semi-annually on each June 30 and December 31, commencing December 31, 2025 (each, a “PIK Interest Payment Due Date”), and (ii) Interest shall be payable semi-annually in arrears on each PIK Interest Payment Due Date by automatically increasing the principal amount of this Note by the amount of such Interest (with such increased amount thereafter accruing Interest as well) on each PIK Interest Payment Due Date (“PIK Interest”).
(c) From time to time after the third anniversary of the Issuance Date, Interest may be payable quarterly in arrears in cash on each March 31, June 30, September 30 and December 31, commencing
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December 31, 2028 (each, a “Cash Interest Payment Due Date” and such Interest, “Cash Interest”), in each case, in an amount equal to Interest accrued during the quarter ending on such Cash Interest Payment Due Date, but only so long as (i) at least thirty (30) days prior to any Cash Interest Payment Due Date, the Holder submits a written request to (A) the Company and (B) if the Senior Obligations have not yet been Paid in Full, to the Senior Creditor, requesting that such Interest be payable in cash (a “Cash Interest Request”) and (ii) if the Holder is required to submit a Cash Interest Request to the Senior Creditor pursuant to clause (i)(B) above, the Senior Creditor approves the Cash Interest Request in advance in writing in its sole discretion.
(d) If the Holder has not delivered a Cash Interest Request with respect to a Cash Interest Payment Due Date pursuant to Section 2(c), such Interest shall instead be paid in kind on the next occurring PIK Interest Payment Due Date in the manner set forth in Section 2(b), and the Company shall make a record on its books of such payment in kind.
(e) Interest hereunder will be paid to the Holder as provided in Section 16(b). All Interest will be computed on the basis of a 360-day year of twelve (12) 30-day months.
(f) Without limiting any other provision of this Note, the Company shall not make any payments of PIK Interest or Cash Interest without first providing the Holder with at least five (5) Business Days’ notice of such payment.
3. CONVERSION.
(a) Optional Conversion Right. Upon compliance with the provisions of this Section 3, the Holder shall have the right to convert all or any portion of the Note Obligations Amount into shares of Common Stock from time to time at any time prior to 5:00 p.m. New York City time on the Trading Day immediately preceding the Maturity Date, in each case, at the then applicable Conversion Price (the “Conversion Right”).
(b) Mechanics of Conversion.
(i) In order to exercise its rights pursuant to the Conversion Right, the Holder shall deliver written notice in the form of Exhibit I to the Company stating that the Holder elects to convert all or part of the Note Obligations Amount represented by this Note. Such notice shall state the Note Obligations Amount which the Holder seeks to convert. The date contained in the notice (which date shall be no earlier than the Trading Day immediately following the date of the notice) shall be the date of conversion of the Note (such date of conversion, the “Conversion Date”) and the Holder shall be deemed to be the beneficial owner of the underlying shares of Common Stock as of such date.
(ii) The Holder of this Note shall be deemed to beneficially own the Common Stock underlying this Note as of the applicable Conversion Date. Not later than one (1) Trading Day following the Conversion Date, the Company shall promptly issue and deliver to the Holder a certificate or certificates for the number of shares of Common Stock to which the Holder is entitled and, in the case where only part of this Note is converted, the Company shall execute and deliver (at its own expense) a new Note of any authorized denomination as requested by the Holder in an aggregate principal amount equal to and in exchange for the unconverted portion of the principal amount of the Note so surrendered. In lieu of delivering physical certificates representing the shares of Common Stock issuable upon conversion of Note, provided the Company’s transfer agent is participating in the Depository Trust Company (“DTC”) Fast Automated Securities Transfer program, upon request of the Holder, the Company may, at its election (and shall cause its transfer agent to electronically transmit the shares of Common Stock issuable upon conversion of this Note to the Holder, by crediting the account of Holder’s prime broker with DTC through its Deposit Withdrawal Agent Commission (“DWAC”) system, if such DWAC system is available for the issuance of such shares of Common Stock under the terms of this Note and the Purchase Agreement. The time periods for delivery described above shall apply to the electronic transmittals through the DWAC system. The parties agree to coordinate with DTC to accomplish this objective. The conversion pursuant to this Section 3 shall be
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deemed to have been made immediately prior to the opening of business on the applicable Conversion Date. The person or persons entitled to receive the shares of Common Stock issuable upon such conversion shall be treated as the beneficial owner of such shares of Common Stock at the opening of business on the applicable Conversion Date.
(iii) No fractional shares of Common Stock shall be issued upon any conversion of the Note pursuant to this Section 3. In lieu of fractional shares, the Company shall round such fractional shares of the Common Stock up to the nearest whole share.
(c) On the fourth anniversary of the Issuance Date, fifty percent (50%) of the Note Obligations Amount shall be automatically converted into shares of Common Stock at the Conversion Price. The remaining fifty percent (50%) of the Note Obligations Amount shall be automatically converted into shares of Common Stock at the Conversion Price on the Maturity Date. Notwithstanding the foregoing, however, the Holder may elect to be paid fifty percent (50%) of the Note Obligations Amount in cash on the fourth anniversary of the Issuance Date, with the remaining fifty percent (50%) of the Note Obligations Amount repaid in cash on the Maturity Date (each of the fourth anniversary of the Issuance Date and the Maturity Date, a “Cash Principal Payment Date”) (unless the Holder elects to convert such amount pursuant to the terms hereof), but only so long as (i) at least thirty (30) days prior to any Cash Principal Payment Date, the Holder submits a written request to (A) the Company and (B) if the Senior Obligations have not yet been Paid in Full, to the Senior Creditor, requesting that the Note Obligations Amount be paid in cash (a “Cash Payment Request”) and (ii) if the Holder is required to submit a Cash Payment Request to the Senior Creditor pursuant to clause (i)(B) above, the Senior Creditor approves the Cash Payment Request in advance in writing in its sole discretion.
(d) Adjustment for Share Splits and Combinations. If the Company shall at any time or from time to time after the Issuance Date effect a subdivision of the outstanding shares of Common Stock, the Conversion Price then in effect immediately before that subdivision shall be proportionately decreased. If the Company shall at any time or from time to time after the Issuance Date combine the outstanding shares of Common Stock, the Conversion Price then in effect immediately before the combination shall be proportionately increased. Any adjustment under this paragraph shall become effective at the close of business on the date the subdivision or combination becomes effective.
(e) Adjustment for Certain Dividends and Distributions. In the event the Company at any time or from time to time after the Issuance Date shall make or issue a dividend or other distribution payable in additional shares of Common Stock, then and in each such event the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance and the denominator of which shall be the total number of shares of Common Stock outstanding immediately prior to such issuance plus the number of such additional shares of Common Stock issuable in payment of such dividend or distribution. In the event that the Senior Obligations have been Paid in Full and the Company at any time or from time to time after the Issuance Date shall make or issue a dividend or other distribution payable in (x) in cash, then and in each such event, the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such dividend and distribution minus the amount in cash per share of Common Stock that the Company dividends or distributes, and the denominator of which shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such dividend and distribution; and (y) shares of Capital Stock, evidences of indebtedness, or any other asset (collectively, the “Distributed Property”), then and in each such event, the Conversion Price shall be decreased as of the time of such issuance, by multiplying such Conversion Price by a fraction, the numerator of which shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such dividend and distribution minus the fair market value (as determined in good faith by the Board) of the Distributed Property distributed with respect to each share of Common Stock, and the denominator of which shall be the Closing Price of the Common Stock on the Trading Day immediately preceding the ex-dividend date for such dividend and distribution.
(f) Adjustment for Reclassification, Exchange or Substitution. If the shares of Common Stock issuable upon the conversion of this Note shall be changed into the same or a different number of shares of any class
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or classes of shares, whether by capital reorganization, reclassification, or otherwise (other than a subdivision or combination of shares, share dividend or reorganization, reclassification, merger, consolidation or asset sale provided for elsewhere in this Section 3), then and in each such event the Holder of this Note shall have the right thereafter to convert this Note into the kind and amount of shares and other securities and property receivable upon such reorganization, reclassification, or other change, by holders of the number of shares of Common Stock into which the Note might have been converted immediately prior to such reorganization, reclassification, or change, all subject to further adjustment as provided herein or with respect to such other securities or property by the terms thereof.
(g) Reorganizations, Mergers, Consolidations or Asset Sales. If at any time after the Issuance Date there is a tender offer, exchange offer, merger, consolidation, recapitalization, sale of all or substantially all of the Company’s assets or reorganization involving the shares of Common Stock (collectively, a “Capital Reorganization”) (other than a Fundamental Transaction), as part of such Capital Reorganization, provision shall be made so that the Holder will thereafter be entitled to receive upon conversion of this Note the number of shares or other securities or property of the Company to which a holder of the number of shares of Common Stock deliverable upon conversion immediately prior to such Capital Reorganization would have been entitled on such Capital Reorganization, subject to adjustment in respect to such shares or securities by the terms thereof. In any such case, appropriate adjustment will be made in the application of the provisions of this Section 3 with respect to the rights of the Holder after the Capital Reorganization to the end that the provisions of this Section 3 (including adjustment of the Conversion Price then in effect and the number of shares issuable upon conversion of this Note) and the provisions of the Agreement will be applicable after that event and be as nearly equivalent as practicable. In the event that the Company is not the surviving entity of any such Capital Reorganization, this Note shall become a Note of such surviving entity, with the same powers, rights and preferences as provided herein.
(h) Certificate as to Adjustments or Distributions. Upon the occurrence of each adjustment of the Conversion Price or distribution to holders pursuant to this Section 3, the Company at its expense shall promptly compute such adjustment or distribution in accordance with the terms hereof and furnish to the Holder a certificate setting forth the terms of such adjustment or distribution and showing in detail the facts upon which such adjustment or distribution are based and shall file a copy of such certificate with its corporate records.
(i) Notice of Record Date. In the event: (i) that the Company declares a dividend (or any other distribution) on its Common Stock payable in shares of Common Stock, securities, or other assets, rights or properties; (ii) that the Company subdivides or combines its outstanding shares of Common Stock; (iii) of any reclassification of the shares of Common Stock (other than a subdivision or combination of the Company’s outstanding shares of Common Stock or a share dividend or share distribution thereon); (iv) of any Capital Reorganization; or (v) of the involuntary or voluntary dissolution, liquidation or winding up of the Company, then the Company shall notify the Holder in writing, at least ten (10) days prior to the record date specified in (A) below or twenty (20) days prior to the date specified in (B) below, a notice stating: (A) the record date of such dividend, distribution, subdivision or combination, or, if a record is not to be taken, the date as of which the holders of shares of Common Stock of record to be entitled to such dividend, distribution, subdivision or combination are to be determined, or (B) the date on which such reclassification, Capital Reorganization, dissolution, liquidation or winding up is expected to become effective, and the date as of which it is expected that holders of shares of Common Stock of record shall be entitled to exchange their shares of Common Stock for securities or other property deliverable upon such reclassification, Capital Reorganization, dissolution or winding up.
(j) Notice of Adjustment to Conversion Price. The Company will provide prompt written notice to the Holder upon the occurrence of any adjustment to the Conversion Price.
(k) Limitations on Conversion. The Company shall not be obligated to issue, and the Holder shall not have the right to receive, upon conversion of the Note, any shares of Common Stock if the issuance of such shares of Common Stock would exceed the Exchange Cap, except that such limitation shall not apply after the date that Stockholder Approval is approved and deemed effective in accordance with Section 1.2 of the Purchase Agreement.
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4. RIGHTS UPON A FUNDAMENTAL TRANSACTION.
(a) Upon the occurrence of a Fundamental Transaction, the Holder may elect to either (i) convert the Note Obligations Amount into shares of Common Stock at the Conversion Price in accordance with Section 3 or (ii) if the Senior Obligations have not yet been Paid in Full, subject to the prior written consent of the Senior Creditor in its sole discretion, require the Company to repurchase all or any part of the Note pursuant to an offer as provided in this Section 4 (the “Fundamental Transaction Offer”) at an offer price in cash equal to the Note Obligations Amount as of the Fundamental Transaction Payment Date (the “Fundamental Transaction Payment”).
(b) Without limiting the foregoing Section 4(a), on or before the 20th calendar day prior to a Fundamental Transaction, the Company shall give to the Holder notice (the “Fundamental Transaction Notice”) of the occurrence of the Fundamental Transaction and of the Holder’s right to receive the Fundamental Transaction Payment arising as a result thereof. Each notice of the Holder’s right to participate in the Fundamental Transaction Offer (the “Fundamental Transaction Repurchase Right”) shall state:
(i) the date on which this Note shall be converted or repurchased (the “Fundamental Transaction Payment Date”), which date shall be no later than 60 calendar days from the date of the Company’s delivery of the Fundamental Notice;
(ii) the date by which the Fundamental Transaction Repurchase Right must be exercised, which date shall be no earlier than the close of business on the Trading Day immediately prior to the Fundamental Transaction Payment Date;
(iii) the amount of the Fundamental Transaction Payment;
(iv) a description of the procedure which the Holder must follow to exercise the Fundamental Transaction Repurchase Right, and the place or places where this Note is to be surrendered for payment of the Fundamental Transaction Payment; and
(v) the Conversion Price then in effect and the place where this Note may be surrendered for conversion.
No failure by the Company to give the Fundamental Transaction Notice and no defect in any Fundamental Transaction Notice shall limit the Holder’s right to exercise its Fundamental Transaction Repurchase Right or affect the validity of the proceedings for the repurchase of this Note.
(c) To exercise the Fundamental Transaction Repurchase Right, the Holder shall deliver to the Company, on or before the date that is two (2) Trading Days prior to the Fundamental Transaction Payment Date, (i) written notice of the Holder’s exercise of such right, which notice shall set forth the name of the Holder, the Outstanding Principal Balance to be converted or repurchased, and a statement that an election to exercise the Fundamental Transaction Repurchase Right is being made thereby, (ii) the written consent of the Senior Creditor (to the extent required under the foregoing Section 4(a)), and (iii) the Note with respect to which the Fundamental Transaction Repurchase Right is being exercised. Such written notice shall be irrevocable, except that the right of the Holder to convert the Note shall continue until midnight (Eastern Time) the date that is two (2) Trading Days preceding the Fundamental Transaction Repurchase Date.
(d) On the Fundamental Transaction Payment Date, the Company will (i) accept for payment this Note or portions thereof properly tendered pursuant to the Fundamental Transaction Offer and (ii) without limiting the foregoing Section 4(a), deliver cash in the amount of the Fundamental Transaction Payment to each Holder in respect of this Note or portions thereof so tendered.
(e) The Company will comply with the requirements of Rule 14e-1 promulgated under the Exchange Act and any other securities laws and regulations thereunder to the extent such laws and regulations are applicable in connection with the repurchase of this Note as a result of a Fundamental Transaction.
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(f) If this Note is to be repurchased only in part, this Note shall be surrendered to the Company and the Company shall execute and make available for delivery to the Holder without service charge, a new Note or Notes, containing identical terms and conditions, each in an authorized denomination in aggregate principal amount equal to and in exchange for the unrepurchased portion of the Outstanding Principal Balance so surrendered.
5. [RESERVED].
6. DEFAULT. This Note shall be subject to the Event of Default provisions set forth in Section 6.3 of the Purchase Agreement.
7. REMEDIES. On the occurrence of an Event of Default that has not been timely cured as provided in the Purchase Agreement:
(a) Acceleration of Note. If an Event of Default shall have occurred and be continuing, then the Holder may, at the Holder’s option, declare all sums due to the Holder pursuant to this Note to be immediately due and payable, whereupon the same will become forthwith due and payable and the Holder will be entitled to proceed to selectively and successively enforce the Holder’s rights under the Purchase Agreement or any other instruments delivered to the Holder in connection with the Purchase Agreement (including this Note); provided, however, that the occurrence of any Event of Default of the type specified in Section 6.3(f) of the Purchase Agreement shall cause the aggregate Note Obligations Amount to be, and the same shall thereupon become, immediately due and payable, without any further notice and without any presentment, demand, or protest of any kind, all of which are hereby expressly waived by the Company. The right to plead any and all statutes of limitations as a defense to any demands hereunder is hereby waived to the full extent permitted by law. No delay by Holder shall constitute a waiver, election or acquiescence by it.
(b) Waiver of Default. The Holder shall, upon execution of an instrument or instruments in writing signed by it, waive (and shall be deemed to have waived) any Event of Default which has occurred together with any of the consequences of such Event of Default and, in such event, the Holder and the Company will be restored to their respective former positions, rights and obligations hereunder. Any Event of Default so waived will, for all purposes of this Note, be deemed to have been cured and not to be continuing, but no such waiver will extend to any subsequent or other Event of Default or impair any consequence of such subsequent or other Event of Default.
(c) Delays, etc. No failure on the part of the Holder to exercise and no delay in exercising any right hereunder will operate as a waiver thereof, nor will any single or partial exercise by the Holder of any right hereunder preclude any other or further right of exercise thereof or the exercise of any other right.
8. RESERVATION OF AUTHORIZED SHARES. So long as this Note is outstanding, the Company shall, on or prior to the date of conversion of this Note, take all action necessary to reserve the requisite number of shares of its authorized and unissued Common Stock, solely for the purpose of effecting the conversion of this Note, such that the number of shares of Common Stock shall be duly and validly reserved and available for issuance at the time of the conversion of this Note, and upon issuance in accordance with the terms of this Note, the Common Stock will be duly and validly issued, fully paid and nonassessable.
9. VOTING RIGHTS. The Holder shall have no voting rights as the holder of this Note, except with respect to the Common Stock issuable upon conversion of this Note.
10. AMENDMENT AND WAIVER. This Note, and any of the terms and provisions hereof, may be amended from time to time with the written consent of the Holder and the Company; provided that the Company shall be entitled to amend this Note to surrender or waive any right on the part of the Company. The Holder may waive compliance by the Company with any of the terms hereof.
11. TRANSFER AND RELATED PROVISIONS.
(a) This Note may not be directly or indirectly offered, sold, assigned or transferred by the Holder without the prior written consent of the Company; provided, however, that the Holder shall be permitted to effect Family or Estate-Planning Transfers solely for estate planning purposes without the consent of the Company.
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(b) The Company shall maintain and keep updated a register (the “Register”) for the recordation of the names and addresses of the holders of this Note and the Outstanding Principal Balance of this Note held by such holders (as registered on the Register, a “Registered Note”). The entries in the Register shall be conclusive and binding for all purposes absent manifest error. The Company and the holders of this Note shall treat each Person whose name is recorded in the Register as the owner of this Note for all purposes, including, without limitation, the right to receive payments of principal hereunder, notwithstanding notice to the contrary. Without limiting any other provision of this Note, a Registered Note may be assigned or sold in whole or in part only by registration of such assignment or sale on the Register. Upon its receipt of a satisfactory request to assign or sell all or part of any Registered Note by a holder and the physical surrender of this Note to the Company, the Company shall record the information contained therein in the Register and issue one or more new Registered Notes, the aggregate Outstanding Principal Balance of which is the same as the entire Outstanding Principal Balance of the surrendered Registered Note, to the designated assignee or transferee pursuant to Section 12.
12. REISSUANCE OF THIS NOTE.
(a) Transfer. If this Note is to be transferred, the Holder shall surrender this Note to the Company, whereupon the Company will forthwith issue and deliver upon the order of the Holder a new Note (in accordance with Section 12(d)), registered as the Holder may request, representing the Outstanding Principal Balance of the Note being transferred by the Holder and, if less than the entire Outstanding Principal Balance of the Note held by the Holder is being transferred, a new Note (in accordance with Section 12(d)) to the Holder representing the Outstanding Principal Balance of the Note not being transferred. The Holder and any transferee, by acceptance of this Note, acknowledge and agree that, by reason of the provisions of Section 12(d) following conversion or redemption of any portion of this Note, the Outstanding Principal Balance represented by this Note may be less than the Outstanding Principal Balance stated on the face of this Note.
(b) Lost, Stolen or Mutilated Note. Upon receipt by the Company of evidence reasonably satisfactory to the Company of the loss, theft, destruction or mutilation of this Note, and, in the case of loss, theft or destruction, of any indemnification undertaking by the Holder to the Company in customary form and, in the case of mutilation, upon surrender and cancellation of this Note, the Company shall execute and deliver to the Holder a new Note (in accordance with Section 12(d)) representing the Outstanding Principal Balance.
(c) Note Exchangeable for Different Denominations. This Note is exchangeable, upon the surrender hereof by the Holder at the principal office of the Company, for a new Note or Notes (in accordance with Section 12(d)) representing in the aggregate the Outstanding Principal Balance of this Note, and each such new Note will represent such portion of such Outstanding Principal Balance at the time of such surrender.
(d) Issuance of New Notes. Whenever the Company is required to issue a new Note pursuant to the terms of this Note, such new Note (i) shall be of like tenor with this Note, (ii) shall represent, as indicated on the face of such new Note, the remaining Outstanding Principal Balance (or in the case of a new Note being issued pursuant to Section 12(a) or Section 12(c), the Outstanding Principal Balance which, when added to the aggregate Outstanding Principal Balance represented by the other new Notes issued in connection with such issuance, does not exceed the remaining Outstanding Principal Balance under this Note immediately prior to such issuance of new Notes), (iii) shall have an issuance date, as indicated on the face of such new Note, which is the same as the Issuance Date of this Note, (iv) shall have the same rights and conditions as this Note, (v) shall represent accrued and unpaid Interest on the Outstanding Principal Balance of this Note, if any, from the Issuance Date, (vi) shall contain in a conspicuous manner a legend, substantially in the form of the legend contained in this Note, stating that the indebtedness evidenced thereby is subordinated to the Senior Debt, and (vii) shall be timely prepared and issued by the Company, but in no event shall the Company issue such new Note more than five (5) Business Days after surrender of this Note or the receipt of the evidence reasonably satisfactory to the Company pursuant to Section 12(b), as the case may be.
13. REMEDIES. No right or remedy herein conferred upon or reserved to the Holder is intended to be exclusive of any other right or remedy, and every right and remedy shall be cumulative and in addition to every
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other right and remedy given hereunder or now or hereafter existing at law or in equity or otherwise, including injunctive relief or specific performance. The assertion or employment of any right or remedy hereunder, or otherwise, shall not prevent the concurrent assertion or employment of any other appropriate right or remedy.
14. CONSTRUCTION; HEADINGS. This Note shall be deemed to be jointly drafted by the Company and the Holder and shall not be construed against any Person as the drafter hereof. The headings of this Note are for convenience of reference and shall not form part of, or affect the interpretation of, this Note.
15. FAILURE OR INDULGENCE NOT WAIVER. The Holder shall not by any act or omission be deemed to waive any of its rights or remedies under this Note or the Purchase Agreement unless such waiver shall be in writing and signed by the Holder, and then only to the extent specifically set forth therein.
16. NOTICES AND PAYMENTS.
(a) Notices. Whenever notice is required to be given under this Note, unless otherwise provided herein, such notice shall be given in accordance with Section 8.5 of the Purchase Agreement.
(b) Payments. Whenever any payment of cash is to be made by the Company to any Person pursuant to this Note, such payment shall be made in cash via wire transfer of immediately available funds to such account as may be provided to the Company by Holder. Whenever any amount expressed to be due by the terms of this Note is due on any day which is not a Business Day, the same shall instead be due on the next succeeding day which is a Business Day and, in the case of any PIK Interest Payment Due Date or Cash Interest Payment Due Date, as applicable, which is not the date on which this Note is paid in full, the extension of the due date thereof shall not be taken into account for purposes of determining the amount of Interest due on such date. All payments to be made by the Company under this Note to any Holder shall be paid free and clear of and without any deduction or withholding for or on account of, any and all taxes, unless such deduction or withholding is required by law, in which case Company shall withhold such taxes and such withheld amounts shall be treated as paid to the Holder to extent they are remitted to the appropriate taxing authority, and no additional amounts shall be required to be made by the Company to such person with respect to such taxes deducted or withheld; provided, however, all payments to be made by the Company under this Note to any Holder who has timely provided a properly completed and valid Internal Revenue Service Form W-9 certifying that such person is not subject to United States federal income tax withholding shall be paid free and clear of and without any deduction or withholding for or on account of, any and all United States federal and income taxes, unless otherwise required by a change in applicable law (or interpretation thereof) after the date hereof or pursuant to a “determination” within the meaning of Section 1313(a) of the Code (or similar provision of any state, local or foreign law). In the event that a taxing authority determines that a payment made by Company under this Note should have been subject to withholding (or to additional withholding) for taxes, and the Company remits such withholding tax to the taxing authority, the Company will have the right to offset such amount (including Interest and penalties that may be imposed thereon) against future payment obligations of the Company to such person under this Note. The Company agrees to keep any tax forms or certifications provided by Holder pursuant to this Section 16(b) of the Purchase Agreement confidential, except as the Company reasonably determines in good faith to be necessary to comply with applicable law.
17. WAIVER OF NOTICE. To the extent permitted by law, the Company hereby waives demand, notice, protest and all other demands and notices in connection with the delivery, acceptance, performance, default or enforcement of this Note and the Purchase Agreement.
18. GOVERNING LAW, JURISDICTION AND SEVERABILITY. This Note shall be construed and enforced in accordance with, and all questions concerning the construction, validity, interpretation and performance of this Note shall be governed by, the internal laws of the State of Delaware, without giving effect to any choice of law or conflict of law provision or rule (whether of the State of Delaware or any other jurisdictions) that would cause the application of the laws of any jurisdictions other than the State of Delaware. The Company hereby submits to the exclusive jurisdiction of the Delaware Court of Chancery and any state appellate court therefrom within the State of Delaware (or, solely if the Delaware Court of Chancery declines to accept jurisdiction over a particular matter, any state or federal court within the State of Delaware) for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is brought in
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an inconvenient forum or that the venue of such suit, action or proceeding is improper. Nothing contained herein shall be deemed to limit in any way any right to serve process in any manner permitted by law. In the event that any provision of this Note is invalid or unenforceable under any applicable statute or rule of law, then such provision shall be deemed inoperative to the extent that it may conflict therewith and shall be deemed modified to conform with such statute or rule of law. Any such provision which may prove invalid or unenforceable under any law shall not affect the validity or enforceability of any other provision of this Note. Nothing contained herein shall be deemed or operate to preclude the Holder from bringing suit or taking other legal action against the Company in any other jurisdiction to collect on the Company’s obligations to the Holder, to realize on any collateral or any other security for such obligations, or to enforce a judgment or other court ruling in favor of the Holder.
19. [RESERVED].
20. CERTAIN DEFINITIONS. For purposes of this Note, the following terms shall have the following meanings:
(a) “Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
(b) “Closing Price” of the shares of Common Stock on any day means the last reported sale price regular way on such day or, in the case no such sale takes place on such day, the average of the reported closing bid and asked prices regular way of the shares of Common Stock, in each case as quoted on the New York Stock Exchange or such other principal securities exchange or inter-dealer quotation system on which the shares of Common Stock are then traded.
(c) “Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
(d) “Conversion Price” means $2.50, subject to adjustment as provided in Section 3.
(e) “Family or Estate-Planning Transfer” means a transfer of the Note to (a) a Related Person of the transferring Holder Real Party in Interest, (b) a trust under which the distribution of the Note may be made only to Related Persons of the transferring Holder Real Party in Interest, (c) a corporation, the stockholders of which are only Related Persons of the transferring Holder Real Party in Interest, (d) a partnership or limited liability company, the partners or members of which are only Related Persons of the transferring Holder Real Party in Interest, (e) a foundation under the terms of the estate plan (will and/or revocable trust) of an Holder Real Party in Interest or (f) by will or by the laws of intestate succession, to the executors, administrators, testamentary trustees, legatees or beneficiaries of the Holder Real Party in Interest.
(f) “Fundamental Transaction” means the occurrence of any of the following events: (i) there occurs a sale of the Company or a sale, transfer, conveyance or other disposition of all or substantially all of the consolidated assets of the Company, (ii) there occurs a voluntary or involuntary dissolution, liquidation, or winding up of the affairs of the Company, (iii) any Person or “group,” directly or indirectly, obtains Beneficial Ownership of 50% or more of the outstanding Voting Stock, (iv) the Company consummates any merger, consolidation or similar transaction, unless the stockholders of the Company immediately prior to the consummation of such transaction continue to hold (in substantially the same proportion as their ownership of the Company immediately prior to the transaction, other than changes in proportionality as a result of any cash/stock election provided under the terms of the definitive agreement regarding such transaction) more than 50% of all of voting power of the outstanding shares of Voting Stock of the surviving or resulting entity in such transaction immediately following the consummation of such transaction or (v) a majority of the Board is no longer composed of (x) directors who were directors of the Company on the Closing Date and (y) directors who were nominated for election or elected or appointed to the Board with the approval of a majority of the directors described in subclause (x) together with any incumbent directors previously elected or appointed to the Board in accordance with this subclause (y).
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(g) “Holder Real Party in Interest” means a natural person determined as follows: (i) if the Holder is a natural person, the Holder, (ii) if the Holder is a trust, the natural person(s) who created or funded such trust, directly or indirectly, or (iii) if the Holder is an entity, the natural person(s) who, directly or indirectly, controls such entity.
(h) “Interest” means interest on any Outstanding Principal Balance from time to time, in the manner and at the rates specified in Section 2 hereof.
(i) “Issuance Date” means the date the Company initially issued this Note pursuant to the terms of the Purchase Agreement.
(j) “Note Obligations Amount” means, as of any time, the then Outstanding Principal Balance together with any accrued and unpaid Interest. For the avoidance of doubt, PIK Interest that has already been reflected in the Outstanding Principal Balance as of the relevant date, shall not also be included in the calculation of accrued and unpaid Interest.
(k) “Paid in Full” has the meaning assigned to such term in the Subordination Agreement.
(l) “Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
(m) “Purchase Agreement” means that certain Convertible Note and Warrant Purchase Agreement dated as of the date hereof, by and among the Company and the Holder, pursuant to which the Company issued this Note.
(n) “Related Person” means the spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) of a Holder Real Party in Interest and the spouses of each such person.
(o) “Senior Creditor” has the meaning assigned to such term in the Subordination Agreement.
(p) “Senior Obligations” has the meaning assigned to such term in the Subordination Agreement.
(q) “Voting Stock” means securities of any class or kind having the power to vote generally for the election of directors, managers or other voting members of the governing body of the Company or any successor thereto.
21. PRIORITY; LEGEND.
(a) This Note is subordinated in right of payment to all current and future secured indebtedness of the Company for borrowed money to the Senior Creditor, banks, commercial finance lenders or other institutions regularly engaged in the business of lending money, including, without limitation, the Senior Obligations (collectively, the “Senior Debt”). The Company hereby agrees, and by accepting this Note, the Holder hereby acknowledges and agrees, that so long as any Senior Debt is outstanding, upon notice from the holders of such Senior Debt to the Company that an event of default, or any event which the giving of notice or the passage of time or both would constitute an event of default, has occurred under the terms of the Senior Debt, the Company will not make, and the Holder will not receive or retain, any payment under this Note.
(b) In addition to the foregoing clause (a), this Note and the indebtedness evidenced hereby are subordinated to the Senior Obligations pursuant to that certain Subordination Agreement of even date herewith (the “Subordination Agreement”) between the Holder and the Senior Creditor, and all terms and conditions of this Note and the indebtedness evidenced hereby are subject to the rights of the Senior Creditor under the Subordination Agreement.
22. UNSECURED NOTE. The indebtedness represented by this Note is unsecured. The Holder agrees not to seek or accept from the Company or any other person any security (including, for the avoidance of doubt, any lien on any asset of the Company or such other person), guarantee or other credit enhancement for the indebtedness represented by this Note.
[Signature Page Follows]
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IN WITNESS WHEREOF, the Company has caused this Note to be duly executed as of the Issuance Date set out above.

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
	Name:	Kathleen Valiasek
	Title:	Chief Executive Officer, President and Chief Financial Officer

Accepted and agreed:

U.S. BOUNTI, LLC

By:	/s/ Charles R. Schwab
Name:	Charles R. Schwab
Title:	Manager

[Signature Page to Convertible Note]

Exhibit I

LOCAL BOUNTI CORPORATION

CONVERSION NOTICE
Reference is made to the Convertible Note (the “Note”) issued to the undersigned by Local Bounti Corporation (the “Company”). In accordance with and pursuant to the Note, the undersigned hereby elects to convert the Note Obligations Amount (as defined in the Note) of the Note indicated below into shares of Common Stock (as defined in the Note) as indicated below, as of the date specified below.

Date of Conversion:

Note Obligations Amount to be converted:

Please confirm the following information:

Conversion Price:

Number of shares of the Common Stock to be issued:

Please issue the Common Stock into which the Note is being converted in the following name and to the following address:

Issue to: Authorization: Account Number: (if electronic book entry transfer) Transaction Code Number: (if electronic book entry transfer) Address: (if physical delivery)

By:
Title:
Dated:

Annex A-3
THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON EXERCISE HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT OF 1933.
COMMON STOCK PURCHASE WARRANT

LOCAL BOUNTI CORPORATION

Warrant Shares: 550,000	Issue Date: August 1, 2025
Initial Exercise Date: August 1, 2025

THIS COMMON STOCK PURCHASE WARRANT (the “Warrant”) certifies that, for value received, U.S. Bounti, LLC or its assigns (the “Holder”) is entitled, upon the terms and subject to the limitations on exercise and the conditions hereinafter set forth, at any time on or after August 1, 2025 (the “Initial Exercise Date”) and on or prior to 5:00 p.m. (New York City time) on August 1, 2035 (the “Termination Date”) but not thereafter, to subscribe for and purchase from Local Bounti Corporation, a Delaware corporation (the “Company”), up to the number of Warrant Shares set forth above (as subject to adjustment hereunder, the “Warrant Shares”) of Common Stock. The purchase price of one share of Common Stock under this Warrant shall be equal to the Exercise Price, as defined in Section 2(b). Capitalized terms used but not defined herein shall have the meanings set forth in the Purchase Agreement.
Section 1. Definitions. In addition to the terms defined elsewhere in this Warrant, the following terms have the meanings indicated in this Section 1:
“Affiliate” means any Person that, directly or indirectly through one or more intermediaries, controls or is controlled by or is under common control with a Person, as such terms are used in and construed under Rule 405 under the Securities Act.
“Bid Price” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the bid price of a share of Common Stock for the time in question (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average per share price of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the reasonable fees and expenses of which shall be paid by the Company.
“Board of Directors” means the board of directors of the Company.
“Business Day” means any day other than Saturday, Sunday or other day on which commercial banks in The City of New York are authorized or required by law to remain closed; provided, however, for clarification, commercial banks shall not be deemed to be authorized or required by law to remain closed due to “stay at home,” “shelter-in-place,” “non-essential employee” or any other similar orders or restrictions or the closure of any physical branch locations at the direction of any governmental authority so long as the electronic funds transfer systems (including for wire transfers) of commercial banks in The City of New York generally are open for use by customers on such day.
“Commission” means the United States Securities and Exchange Commission.
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“Common Stock” means the common stock of the Company, par value $0.0001 per share, and any other class of securities into which such securities may hereafter be reclassified or changed.
“Common Stock Equivalents” means any securities of the Company or the Subsidiaries which would entitle the holder thereof to acquire at any time Common Stock, including, without limitation, any debt, preferred stock, right, option, warrant or other instrument that is at any time convertible into or exercisable or exchangeable for, or otherwise entitles the holder thereof to receive, Common Stock.
“Exchange Act” means the Securities Exchange Act of 1934, as amended, and the rules and regulations promulgated thereunder.
“Family or Estate-Planning Transfer” means a transfer of the Warrant to (a) a Related Person of the transferring Holder Real Party in Interest, (b) a trust under which the distribution of the Warrant may be made only to Related Persons of the transferring Holder Real Party in Interest, (c) a corporation, the stockholders of which are only Related Persons of the transferring Holder Real Party in Interest, (d) a partnership or limited liability company, the partners or members of which are only Related Persons of the transferring Holder Real Party in Interest, (e) a foundation under the terms of the estate plan (will and/or revocable trust) of an Holder Real Party in Interest or (f) by will or by the laws of intestate succession, to the executors, administrators, testamentary trustees, legatees or beneficiaries of the Holder Real Party in Interest.
“Holder Real Party in Interest” means a natural person determined as follows: (i) if the Holder is a natural person, the Holder, (ii) if the Holder is a trust, the natural person(s) who created or funded such trust, directly or indirectly, or (iii) if the Holder is an entity, the natural person(s) who, directly or indirectly, controls such entity.
“Person” means an individual or corporation, partnership, trust, incorporated or unincorporated association, joint venture, limited liability company, joint stock company, government (or an agency or subdivision thereof) or other entity of any kind.
“Purchase Agreement” means that certain Convertible Note and Warrant Purchase Agreement dated as of the date hereof, by and among the Company and the initial holders of the Warrant pursuant to which the Company issued the Warrant.
“Related Person” means the spouse, parent, siblings, descendants (including adoptive relationships and stepchildren) of a Holder Real Party in Interest and the spouses of each such person.
“Securities Act” means the Securities Act of 1933, as amended, and the rules and regulations promulgated thereunder.
“Subsidiaries” means any direct or indirect subsidiary of the Company.
“Trading Day” means a day on which the Common Stock is traded on a Trading Market.
“Trading Market” means any of the following markets or exchanges on which the Common Stock is listed or quoted for trading on the date in question: the NYSE American, the Nasdaq Capital Market, the Nasdaq Global Market, the Nasdaq Global Select Market or the New York Stock Exchange (or any successors to any of the foregoing).
“Transfer Agent” means Continental Stock Transfer and Trust Company, the current transfer agent of the Company, and any successor transfer agent of the Company.
“VWAP” means, for any date, the price determined by the first of the following clauses that applies: (a) if the Common Stock is then listed or quoted on a Trading Market, the daily volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on the Trading Market on which the Common Stock is then listed or quoted as reported by Bloomberg (based on a Trading Day from 9:30 a.m. (New York City time) to 4:02 p.m. (New York City time)), (b) if OTCQB or OTCQX is not a Trading Market, the volume weighted average price per share of the Common Stock for such date (or the nearest preceding date) on OTCQB or OTCQX as applicable, (c) if the Common Stock is not then listed or quoted for trading on OTCQB or OTCQX and if prices for the Common Stock are then reported on The Pink Open Market (or a similar organization or agency succeeding to its functions of reporting prices), the most recent bid price per share of the Common Stock so reported, or (d) in all other cases, the fair market
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value of a share of Common Stock as determined by an independent appraiser selected in good faith by the Holders of a majority in interest of the Warrants then outstanding and reasonably acceptable to the Company, the reasonable fees and expenses of which shall be paid by the Company.
“Warrants” means this Warrant and other Common Stock purchase warrants issued by the Company pursuant in the event this Warrant is subdivided.
Section 2. Exercise.
a) Exercise of Warrant. Exercise of the purchase rights represented by this Warrant may be made, in whole or in part, at any time or times on or after the Initial Exercise Date and on or before the Termination Date by delivery to the Company of a duly executed PDF copy submitted by e-mail (or e-mail attachment) of the Notice of Exercise in the form attached hereto as Annex A (the “Notice of Exercise”). Within the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period (as defined in Section 2(d)(i) herein) following the date of exercise as aforesaid, the Holder shall deliver the aggregate Exercise Price for the Warrant Shares specified in the applicable Notice of Exercise by wire transfer or cashier’s check drawn on a United States bank, in either case in immediately available funds, unless the cashless exercise procedure specified in Section 2(c) below is specified in the applicable Notice of Exercise. No ink-original Notice of Exercise shall be required, nor shall any medallion guarantee (or other type of guarantee or notarization) of any Notice of Exercise be required. The Company shall have no obligation to inquire with respect to or otherwise confirm the authenticity of the signature(s) contained on any Notice of Exercise nor the authority of the person so executing such Notice of Exercise. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company until the Holder has purchased all of the Warrant Shares available hereunder and the Warrant has been exercised in full, in which case, the Holder shall surrender this Warrant to the Company for cancellation within three Trading Days of the date on which the final Notice of Exercise is delivered to the Company. Partial exercises of this Warrant resulting in purchases of a portion of the total number of Warrant Shares available hereunder shall have the effect of lowering the outstanding number of Warrant Shares purchasable hereunder in an amount equal to the applicable number of Warrant Shares purchased. The Holder and the Company shall maintain records showing the number of Warrant Shares purchased and the date of such purchases. The Company shall deliver any objection to any Notice of Exercise within one Trading Day of receipt of such notice. The Holder and any assignee, by acceptance of this Warrant, acknowledge and agree that, by reason of the provisions of this paragraph, following the purchase of a portion of the Warrant Shares hereunder, the number of Warrant Shares available for purchase hereunder at any given time may be less than the amount stated on the face hereof.
b) Exercise Price. The exercise price per share of Common Stock under this Warrant shall be $0.125, subject to adjustment hereunder (the “Exercise Price”).
c) Cashless Exercise. If at the time of exercise hereof there is no effective registration statement registering, or the prospectus contained therein is not available for the issuance of the Warrant Shares by the Holder, or if otherwise elected by the Holder at any time, then this Warrant may also be exercised, in whole or in part, at such time by means of a “cashless exercise” in which the Holder shall be entitled to receive a number of Warrant Shares equal to the quotient obtained by dividing [(A-B) (X)] by (A), where:
(A) = as applicable: (i) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise if such Notice of Exercise is (1) both executed and delivered pursuant to Section 2(a) hereof on a day that is not a Trading Day or (2) both executed and delivered pursuant to Section 2(a) hereof on a Trading Day prior to the opening of “regular trading hours” (as defined in Rule 600(b) of Regulation NMS promulgated under the Exchange Act) on such Trading Day, (ii) at the option of the Holder, either (y) the VWAP on the Trading Day immediately preceding the date of the applicable Notice of Exercise or (z) the Bid Price of the Common Stock on the principal Trading Market as reported by Bloomberg L.P. (“Bloomberg”) as of the time of the Holder’s execution of the applicable Notice of Exercise if such Notice of Exercise is executed during “regular trading hours” on a Trading Day and is delivered within two hours thereafter (including until two hours after the close of
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“regular trading hours” on a Trading Day) pursuant to Section 2(a) hereof or (iii) the VWAP on the date of the applicable Notice of Exercise if the date of such Notice of Exercise is a Trading Day and such Notice of Exercise is both executed and delivered pursuant to Section 2(a) hereof after the close of “regular trading hours” on such Trading Day;
(B) = the Exercise Price of this Warrant, as adjusted hereunder; and
(X) = the number of Warrant Shares that would be issuable upon exercise of this Warrant in accordance with the terms of this Warrant if such exercise were by means of a cash exercise rather than a cashless exercise.
If Warrant Shares are issued in such a cashless exercise, the parties acknowledge and agree that in accordance with Section 3(a)(9) of the Securities Act, the Warrant Shares shall take on the registered characteristics of the Warrants being exercised. The Company agrees not to take any position contrary to this Section 2(c).
d) Mechanics of Exercise.
i. Delivery of Warrant Shares Upon Exercise. The Company shall cause the Warrant Shares purchased hereunder to be transmitted by the Transfer Agent to the Holder by crediting the account of the Holder’s or its designee’s balance account with The Depository Trust Company through its Deposit or Withdrawal at Custodian system (“DWAC”) if the Company’s transfer agent is then a participant in such system and either (A) there is an effective registration statement permitting the issuance of the Warrant Shares to or resale of the Warrant Shares by the Holder or (B) this Warrant is being exercised via cashless exercise, and otherwise by physical delivery of a certificate, registered in the Company’s share register in the name of the Holder or its designee, for the number of Warrant Shares to which the Holder is entitled pursuant to such exercise to the address specified by the Holder in the Notice of Exercise by the date that is the earliest of (i) two Trading Days after the delivery to the Company of the Notice of Exercise, (ii) one Trading Day after delivery of the aggregate Exercise Price to the Company and (iii) the number of Trading Days comprising the Standard Settlement Period after the delivery to the Company of the Notice of Exercise (such date, the “Warrant Share Delivery Date”). Upon delivery of the Notice of Exercise, the Holder shall be deemed for all corporate purposes to have become the holder of record of the Warrant Shares with respect to which this Warrant has been exercised, irrespective of the date of delivery of the Warrant Shares, provided that the Company shall have received payment of the aggregate Exercise Price (other than in the case of a cashless exercise) within the earlier of (i) two Trading Days and (ii) the number of Trading Days comprising the Standard Settlement Period following delivery of the Notice of Exercise. If the Company fails for any reason to deliver to the Holder the Warrant Shares subject to a Notice of Exercise by the Warrant Share Delivery Date, the Company shall pay to the Holder, in shares of Common Stock calculated as the amount to be paid pursuant to this sentence for each Trading Day divided by the VWAP for such Trading Day, as liquidated damages and not as a penalty, for each $1,000 of Warrant Shares subject to such exercise (based on the VWAP of the Common Stock on the date of the applicable Notice of Exercise), $10 per Trading Day (increasing to $20 per Trading Day on the fifth Trading Day after the Warrant Share Delivery Date) for each Trading Day after such Warrant Share Delivery Date until such Warrant Shares are delivered or Holder rescinds such exercise. The Company agrees to maintain a transfer agent that is a participant in the FAST program so long as this Warrant remains outstanding and exercisable. As used herein, “Standard Settlement Period” means the standard settlement period, expressed in a number of Trading Days, on the Company’s primary Trading Market with respect to the Common Stock as in effect on the date of the delivery of the Notice of Exercise.
ii. Delivery of New Warrants Upon Exercise. If this Warrant shall have been exercised in part, the Company shall, at the request of a Holder and upon surrender of this Warrant, at the time of delivery of the Warrant Shares, deliver to the Holder a new Warrant evidencing the rights of the Holder to purchase the unpurchased Warrant Shares remaining available under this Warrant, which new Warrant shall in all other respects be identical with this Warrant.
iii. Rescission Rights. If the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares pursuant to Section 2(d)(i) by the Warrant Share Delivery Date, then the Holder will have the right to rescind such exercise; provided, however, that the Holder shall be required to
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return any Warrant Shares subject to any such rescinded exercise notice concurrently with the return to Holder of the aggregate Exercise Price paid to the Company for such Warrant Shares and the restoration of Holder’s right to acquire such Warrant Shares pursuant to this Warrant (including, issuance of a replacement warrant certificate evidencing such restored right).
iv. Compensation for Buy-In on Failure to Timely Deliver Warrant Shares Upon Exercise. In addition to any other rights available to the Holder, if the Company fails to cause the Transfer Agent to transmit to the Holder the Warrant Shares in accordance with the provisions of Section 2(d)(i) above pursuant to an exercise on or before the Warrant Share Delivery Date, and if after such date the Holder is required by its broker to purchase (in an open market transaction or otherwise) or the Holder’s brokerage firm otherwise purchases, shares of Common Stock to deliver in satisfaction of a sale by the Holder of the Warrant Shares which the Holder anticipated receiving upon such exercise (a “Buy-In”), then the Company shall (A) pay, in shares of Common Stock calculated as the amount to be paid pursuant to this sentence divided by the VWAP for the first Trading Day after the Warrant Share Delivery Date, to the Holder the amount, if any, by which (x) the Holder’s total purchase price (including reasonable and customary brokerage commissions, if any) for the shares of Common Stock so purchased exceeds (y) the amount obtained by multiplying (1) the number of Warrant Shares that the Company was required to deliver to the Holder in connection with the exercise at issue times (2) the price at which the sell order giving rise to such purchase obligation was executed, and (B) at the option of the Holder, either reinstate the portion of the Warrant and equivalent number of Warrant Shares for which such exercise was not honored (in which case such exercise shall be deemed rescinded) or deliver to the Holder the number of shares of Common Stock that would have been issued had the Company timely complied with its exercise and delivery obligations hereunder. For example, if the Holder purchases Common Stock having a total purchase price of $11,000 to cover a Buy-In with respect to an attempted exercise of shares of Common Stock with an aggregate sale price giving rise to such purchase obligation of $10,000, under clause (A) of the immediately preceding sentence the Company shall be required to pay the Holder $1,000. The Holder shall provide the Company written notice indicating the amounts payable to the Holder in respect of the Buy-In and, upon request of the Company, evidence of the amount of such loss. Nothing herein shall limit a Holder’s right to pursue any other remedies available to it hereunder, at law or in equity including, without limitation, a decree of specific performance and/or injunctive relief with respect to the Company’s failure to timely deliver shares of Common Stock upon exercise of the Warrant as required pursuant to the terms hereof.
v. No Fractional Shares or Scrip. No fractional shares or scrip representing fractional shares shall be issued upon the exercise of this Warrant. As to any fraction of a share which the Holder would otherwise be entitled to purchase upon such exercise, the Company shall, at its election, either pay a cash adjustment in respect of such final fraction in an amount equal to such fraction multiplied by the Exercise Price or round up to the next whole share.
vi. Charges, Taxes and Expenses. Issuance of Warrant Shares shall be made without charge to the Holder for any issue or transfer tax or other incidental expense in respect of the issuance of such Warrant Shares, all of which taxes and expenses shall be paid by the Company, and such Warrant Shares shall be issued in the name of the Holder or in such name or names as may be directed by the Holder; provided, however, that in the event that Warrant Shares are to be issued in a name other than the name of the Holder, this Warrant when surrendered for exercise shall be accompanied by the assignment form attached hereto as Annex B (the “Assignment Form”) duly executed by the Holder and the Company may require, as a condition thereto, the payment of a sum sufficient to reimburse it for any transfer tax incidental thereto. The Company shall pay all Transfer Agent fees required for same-day processing of any Notice of Exercise and all fees to the Depository Trust Company (or another established clearing corporation performing similar functions) required for same-day electronic delivery of the Warrant Shares.
vii. Closing of Books. The Company will not close its stockholder books or records in any manner which prevents the timely exercise of this Warrant, pursuant to the terms hereof.
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Section 3. Certain Adjustments.
a) Stock Dividends and Splits. If the Company, at any time while this Warrant is outstanding: (i) pays a stock dividend or otherwise makes a distribution or distributions on shares of its Common Stock or any other equity or equity equivalent securities payable in shares of Common Stock (which, for avoidance of doubt, shall not include any shares of Common Stock issued by the Company upon exercise of this Warrant), (ii) subdivides outstanding shares of Common Stock into a larger number of shares, (iii) combines (including by way of reverse stock split) outstanding shares of Common Stock into a smaller number of shares, or (iv) issues by reclassification of shares of the Common Stock any shares of capital stock of the Company, then in each case the Exercise Price shall be multiplied by a fraction of which the numerator shall be the number of shares of Common Stock (excluding treasury shares, if any) outstanding immediately before such event and of which the denominator shall be the number of shares of Common Stock outstanding immediately after such event, and the number of shares issuable upon exercise of this Warrant shall be proportionately adjusted such that the aggregate Exercise Price of this Warrant shall remain unchanged. Any adjustment made pursuant to this Section 3(a) shall become effective immediately after the record date for the determination of stockholders entitled to receive such dividend or distribution and shall become effective immediately after the effective date in the case of a subdivision, combination or re-classification.
b) Subsequent Rights Offerings. In addition to any adjustments pursuant to Section 3(a) above, if at any time while this Warrant is outstanding the Company grants, issues or sells any Common Stock Equivalents or rights to purchase stock, warrants, securities or other property pro rata to the record holders of any class of shares of Common Stock (the “Purchase Rights”), then the Holder will be entitled to acquire, upon the terms applicable to such Purchase Rights, the aggregate Purchase Rights which the Holder could have acquired if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant immediately before the date on which a record is taken for the grant, issuance or sale of such Purchase Rights; provided, that such Purchase Right shall terminate on, and shall not be held in abeyance for any period subsequent to the Termination Date.
c) Pro Rata Distributions. During such time as this Warrant is outstanding, if the Company shall declare or make any dividend or other distribution of its assets (or rights to acquire its assets) to holders of shares of Common Stock, by way of return of capital or otherwise (including, without limitation, any distribution of cash, stock or other securities, property or options by way of a dividend, spin off, reclassification, corporate rearrangement, scheme of arrangement or other similar transaction) (a “Distribution”), at any time after the issuance of this Warrant, then, in each such case, the Holder shall be entitled to participate in such Distribution to the same extent that the Holder would have participated therein if the Holder had held the number of shares of Common Stock acquirable upon complete exercise of this Warrant (without regard to any limitations on exercise hereof) immediately before the date of which a record is taken for such Distribution, or, if no such record is taken, the date as of which the record holders of shares of Common Stock are to be determined for the participation in such Distribution; provided, that such Purchase Right shall terminate on, and shall not be held in abeyance for any period subsequent to the Termination Date.
d) Fundamental Transaction. If, at any time while this Warrant is outstanding, (i) the Company (and all of its Subsidiaries, taken as a whole), directly or indirectly, in one or more related transactions effects any merger or consolidation of the Company with or into another Person (other than for the purpose of changing the Company’s name and/or the jurisdiction of incorporation of the Company or a holding company for the Company), (ii) the Company, directly or indirectly, effects any sale, lease, license, assignment, transfer, conveyance or other disposition of all or substantially all of its assets in one or a series of related transactions, (iii) any, direct or indirect, purchase offer, tender offer or exchange offer (whether by the Company or another Person) is completed pursuant to which holders of Common Stock are permitted to sell, tender or exchange their shares for other securities, cash or property and has been accepted by the holders of 50% or more of the outstanding Common Stock or 50% or more of the voting power of the common equity of the Company, (iv) the Company, directly or indirectly, in one or more related transactions effects any reclassification, reorganization or recapitalization of the Common Stock or any compulsory share exchange pursuant to which the Common Stock is effectively converted into or exchanged for other securities, cash or property, or (v) the Company, directly or indirectly, in one or more related transactions
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consummates a stock or share purchase agreement or other business combination (including, without limitation, a reorganization, recapitalization, spin-off, merger or scheme of arrangement) with another Person or group of Persons whereby such other Person or group acquires 50% or more of the outstanding shares of Common Stock or 50% or more of the voting power of the common equity of the Company (each a “Fundamental Transaction”), then, upon any subsequent exercise of this Warrant, the Holder shall have the right to receive, for each Warrant Share that would have been issuable upon such exercise immediately prior to the occurrence of such Fundamental Transaction, at the option of the Holder (without regard to any limitation in Section 2(e) on the exercise of this Warrant), the number of shares of Common Stock of the successor or acquiring corporation or of the Company, if it is the surviving corporation, and any additional consideration (the “Alternate Consideration”) receivable as a result of such Fundamental Transaction by a holder of the number of shares of Common Stock for which this Warrant is exercisable immediately prior to such Fundamental Transaction (without regard to any limitation in Section 2(e) on the exercise of this Warrant). For purposes of any such exercise, the determination of the Exercise Price shall be appropriately adjusted to apply to such Alternate Consideration based on the amount of Alternate Consideration issuable in respect of one share of Common Stock in such Fundamental Transaction, and the Company shall apportion the Exercise Price among the Alternate Consideration in a reasonable manner reflecting the relative value of any different components of the Alternate Consideration. If holders of Common Stock are given any choice as to the securities, cash or property to be received in a Fundamental Transaction, then the Holder shall be given the same choice as to the Alternate Consideration it receives upon any exercise of this Warrant following such Fundamental Transaction. Notwithstanding anything to the contrary, in the event of a Fundamental Transaction (other than (x) any stock split or reverse stock split, (y) any transaction effected solely for the purpose of changing the jurisdiction of incorporation of the Company, or (z) any holding company reorganization or parent-subsidiary merger not requiring stockholder approval pursuant to Sections 251(g) or 253 of the Delaware General Corporation Law (or any successor provisions thereof), and for the avoidance of doubt, the Fundamental Transaction is approved by the Company’s Board of Directors and within the control of the Company), the Company or any Successor Entity (as defined below) shall, at the Holder’s option, exercisable at any time concurrently with, or within 30 days after, the consummation of the Fundamental Transaction (or, if later, the date of the public announcement of the applicable Fundamental Transaction), purchase this Warrant from the Holder by paying to the Holder an amount of cash equal to the Black Scholes Value (as defined below) of the remaining unexercised portion of this Warrant on the date of the consummation of such Fundamental Transaction; provided, however, if the Fundamental Transaction is not within the Company’s control, including not approved by the Company’s Board of Directors, Holder shall only be entitled to receive from the Company or any Successor Entity, as of the date of consummation of such Fundamental Transaction, the same type or form of consideration (and in the same proportion), at the Black Scholes Value of the unexercised portion of this Warrant, that is being offered and paid to the holders of Common Stock of the Company in connection with the Fundamental Transaction, whether that consideration be in the form of cash, stock or any combination thereof, or whether the holders of Common Stock are given the choice to receive from among alternative forms of consideration in connection with the Fundamental Transaction; provided, further, that if holders of Common Stock of the Company are not offered or paid any consideration in such Fundamental Transaction, such holders of Common Stock will be deemed to have received common stock of the Successor Entity (which Successor Entity may be the Company following such Fundamental Transaction) in such Fundamental Transaction. “Black Scholes Value” means the value of this Warrant based on the Black Scholes Option Pricing Model obtained from the “OV” function on Bloomberg determined as of the day of consummation of the applicable Fundamental Transaction for pricing purposes and reflecting (A) a risk-free interest rate corresponding to the U.S. Treasury rate for a period equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date, (B) an expected volatility equal to the 100 day volatility obtained from the HVT function on Bloomberg (determined utilizing a 365-day annualization factor) as of the Trading Day immediately following the public announcement of the applicable Fundamental Transaction, (C) the underlying price per share used in such calculation shall be the highest VWAP during the period beginning on the Trading Day immediately preceding the public announcement of the applicable contemplated Fundamental Transaction (or the consummation of the applicable Fundamental Transaction, if earlier) and ending on the Trading Day of the Holder’s request pursuant to this Section 3(d) and (D) a remaining option time equal to the time between the date of the public announcement of the applicable Fundamental Transaction and the Termination Date. The payment of
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the Black Scholes Value will be made by wire transfer of immediately available funds within five Trading Days of the Holder’s election (or, if later, on the effective date of the Fundamental Transaction). The Company shall require any successor entity in a Fundamental Transaction in which the Company is not the survivor (the “Successor Entity”) to assume in writing all of the obligations of the Company under this Warrant and the other Transaction Documents in accordance with the provisions of this Section 3(d) pursuant to written agreements in form and substance reasonably satisfactory to the Holder and approved by the Holder (without unreasonable delay) prior to such Fundamental Transaction and shall, at the option of the Holder, deliver to the Holder in exchange for this Warrant a security of the Successor Entity evidenced by a written instrument substantially similar in form and substance to this Warrant which is exercisable for a corresponding number of shares of capital stock of such Successor Entity (or its parent entity) equivalent to the shares of Common Stock acquirable and receivable upon exercise of this Warrant (without regard to any limitations on the exercise of this Warrant) prior to such Fundamental Transaction, and with an exercise price which applies the exercise price hereunder to such shares of capital stock (but taking into account the relative value of the shares of Common Stock pursuant to such Fundamental Transaction and the value of such shares of capital stock, such number of shares of capital stock and such exercise price being for the purpose of protecting the economic value of this Warrant immediately prior to the consummation of such Fundamental Transaction), and which is reasonably satisfactory in form and substance to the Holder. Upon the occurrence of any such Fundamental Transaction, the Successor Entity shall succeed to, and be substituted for (so that from and after the date of such Fundamental Transaction, the provisions of this Warrant and the other Transaction Documents referring to the “Company” shall refer instead to the Successor Entity), and may exercise every right and power of the Company and shall assume all of the obligations of the Company under this Warrant and the other Transaction Documents with the same effect as if such Successor Entity had been named as the Company herein.
e) Calculations. All calculations under this Section 3 shall be made by the Company to the nearest cent or the nearest 1/100th of a share, as the case may be. For purposes of this Section 3, the number of shares of Common Stock deemed to be issued and outstanding as of a given date shall be the sum of the number of shares of Common Stock (excluding treasury shares, if any) issued and outstanding.
f) Notice to Holder.
i. Adjustment to Exercise Price. Whenever the Exercise Price is adjusted pursuant to any provision of this Section 3, the Company shall promptly deliver to the Holder by email a notice setting forth the Exercise Price after such adjustment and any resulting adjustment to the number of Warrant Shares and setting forth a brief statement of the facts requiring such adjustment.
ii. Notice to Allow Exercise by Holder. If (A) the Company shall declare a dividend (or any other distribution in whatever form) on the Common Stock, (B) the Company shall declare a special nonrecurring cash dividend on or a redemption of the Common Stock, (C) the Company shall authorize the granting to all holders of the Common Stock rights or warrants to subscribe for or purchase any shares of capital stock of any class or of any rights, (D) the approval of any stockholders of the Company shall be required in connection with any reclassification of the Common Stock, any consolidation or merger to which the Company (and all of its Subsidiaries, taken as a whole) is a party, any sale or transfer of all or substantially all of the assets of the Company, or any compulsory share exchange whereby the Common Stock is converted into other securities, cash or property, or (E) the Company shall authorize the voluntary or involuntary dissolution, liquidation or winding up of the affairs of the Company, then, in each case, the Company shall cause to be delivered by email to the Holder at its last email or other address as it shall appear upon the Warrant Register of the Company, at least 20 calendar days prior to the applicable record or effective date hereinafter specified, a notice stating (x) the date on which a record is to be taken for the purpose of such dividend, distribution, redemption, rights or warrants, or if a record is not to be taken, the date as of which the holders of the Common Stock of record to be entitled to such dividend, distributions, redemption, rights or warrants are to be determined or (y) the date on which such reclassification, consolidation, merger, sale, transfer or share exchange is expected to become effective or close, and the date as of which it is expected that holders of the Common Stock of record shall be entitled to exchange their shares of the Common Stock for securities, cash or other property deliverable upon such reclassification, consolidation, merger, sale, transfer or share exchange; provided that the failure to deliver such notice or any defect therein or in the delivery thereof shall not affect the validity of the corporate action required to be
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specified in such notice. To the extent that any notice provided in this Warrant constitutes, or contains, material, non-public information regarding the Company or any of the Subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K. The Holder shall remain entitled to exercise this Warrant during the period commencing on the date of such notice to the effective date of the event triggering such notice except as may otherwise be expressly set forth herein.
Section 4. Transfer of Warrant.
a) Restricted Securities. The Holder understands that neither this Warrant nor the Warrant Shares have been registered under the Securities Act, by reason of a specific exemption from the registration provisions of the Securities Act. The Holder understands that the Warrant and the Warrant Shares are “restricted securities” under applicable U.S. federal and state securities laws and that, pursuant to these laws, the Holder must hold the Warrant and the Warrant Shares indefinitely unless they are registered with the Commission and qualified by state authorities, or an exemption from such registration and qualification requirements is available. The Holder understands that this Warrant and the Warrant Shares and any securities issued in respect of or exchange for such securities, may bear one or all of the following legends (in substantially the form set forth below):
“THE SECURITIES REPRESENTED HEREBY AND THE SECURITIES ISSUABLE UPON CONVERSION HEREOF HAVE NOT BEEN REGISTERED UNDER THE SECURITIES ACT OF 1933, AS AMENDED (THE “SECURITIES ACT”), AND HAVE BEEN ACQUIRED FOR INVESTMENT AND NOT WITH A VIEW TO, OR IN CONNECTION WITH, THE SALE OR DISTRIBUTION THEREOF. NO SUCH TRANSFER MAY BE EFFECTED WITHOUT AN EFFECTIVE REGISTRATION STATEMENT RELATED THERETO OR AN OPINION OF COUNSEL IN A FORM SATISFACTORY TO THE COMPANY THAT SUCH REGISTRATION IS NOT REQUIRED UNDER THE SECURITIES ACT.”
and, any legend required by the securities laws of any state to the extent such laws are applicable to the Securities represented by the certificate so legended.
b) Transferability Generally. Subject to the restrictions of Section 4(a), this Warrant and all rights hereunder (including, without limitation, any registration rights) are transferable, in whole or in part, upon surrender of this Warrant at the principal office of the Company or its designated agent, together with a written assignment of this Warrant substantially in the form attached hereto duly executed by the Holder or its agent or attorney and funds sufficient to pay any transfer taxes payable upon the making of such transfer. Upon such surrender and, if required, such payment, the Company shall execute and deliver a new Warrant or Warrants in the name of the assignee or assignees, as applicable, and in the denomination or denominations specified in such instrument of assignment, and shall issue to the assignor a new Warrant evidencing the portion of this Warrant not so assigned, and this Warrant shall promptly be cancelled. Notwithstanding anything herein to the contrary, the Holder shall not be required to physically surrender this Warrant to the Company unless the Holder has assigned this Warrant in full, in which case, the Holder shall surrender this Warrant to the Company within three Trading Days of the date on which the Holder delivers a duly executed Assignment Form to the Company assigning this Warrant in full. The Warrant, if properly assigned in accordance herewith, may be exercised by a new holder for the purchase of Warrant Shares without having a new Warrant issued.
c) Family or Estate-Planning Transfers. Notwithstanding the restrictions of Sections 4(a) and 4(b), the Holder shall be permitted to effect Family or Estate-Planning Transfers solely for estate planning purposes without the consent of the Company.
d) New Warrants. This Warrant may be divided or combined with other Warrants upon presentation hereof at the aforesaid office of the Company, together with a written notice specifying the names and denominations in which new Warrants are to be issued, signed by the Holder or its agent or attorney. Subject to compliance with Section 4(a), as to any transfer which may be involved in such division or combination, the Company shall execute and deliver a new Warrant or Warrants in exchange for the Warrant or Warrants to be divided or combined in accordance with such notice. All Warrants issued on transfers or exchanges shall be dated the initial issuance date of this Warrant and shall be identical with this Warrant except as to the number of Warrant Shares issuable pursuant thereto.
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e) Warrant Register. The Company shall register this Warrant, upon records to be maintained by the Company for that purpose (the “Warrant Register”), in the name of the record Holder hereof from time to time. The Company may deem and treat the registered Holder of this Warrant as the absolute owner hereof for the purpose of any exercise hereof or any distribution to the Holder, and for all other purposes, absent actual notice to the contrary.
Section 5. Facilitation of Sales Pursuant to Rule 144. For as long as any Holder holds Warrant Shares, to the extent it shall be required to do so under the Exchange Act, the Company shall use reasonable efforts to timely file the reports required to be filed by it under the Exchange Act or the Securities Act (including the reports under Sections 13 and 15(d) of the Exchange Act referred to in subparagraph (c)(1) of Rule 144) and submit all required Interactive Data Files (as defined in Rule 11 of Regulation S-T of the Commission), and shall use reasonable efforts to take such further necessary action as any holder of Warrant Shares may reasonably request in connection with the removal of any restrictive legend on the Warrant Shares being sold, all to the extent required from time to time to enable such holder to sell the Warrant Shares without registration under the Securities Act within the limitations of the exemption provided by Rule 144.
Section 6. Limitations on Exercise. The Company shall not be obligated to issue, and the Holder shall not have the right to receive, upon exercise of the Warrant, any Warrant Shares if the issuance of such Warrant Shares would exceed the Exchange Cap, except that such limitation shall not apply after the date that Stockholder Approval is approved and deemed effective in accordance with Section 1.2 of the Purchase Agreement.
Section 7. Miscellaneous.
a) No Rights as Stockholder Until Exercise; No Settlement in Cash. This Warrant does not entitle the Holder to any voting rights, dividends or other rights as a stockholder of the Company prior to the exercise hereof as set forth in Section 2(d)(i), except as expressly set forth in Section 3. Without limiting any rights of a Holder to receive Warrant Shares on a “cashless exercise” pursuant to Section 2(c) or to receive cash payments pursuant to Section 2(d)(i) and Section 2(d)(iv) herein, including if the Company is for any reason unable to issue and deliver Warrant Shares upon exercise of this Warrant as required pursuant to the terms hereof, in no event shall the Company be required to net cash settle an exercise of this Warrant or cash settle in any other form.
b) Loss, Theft, Destruction or Mutilation of Warrant. The Company covenants that upon receipt by the Company of evidence reasonably satisfactory to it of the loss, theft, destruction or mutilation of this Warrant or any stock certificate relating to the Warrant Shares, and in case of loss, theft or destruction, of indemnity or security reasonably satisfactory to it (which, in the case of the Warrant, shall not include the posting of any bond), and upon surrender and cancellation of such Warrant or stock certificate, if mutilated, the Company will make and deliver a new Warrant or stock certificate of like tenor and dated as of such cancellation, in lieu of such Warrant or stock certificate.
c) Saturdays, Sundays, Holidays, etc. If the last or appointed day for the taking of any action or the expiration of any right required or granted herein shall not be a Trading Day, then such action may be taken or such right may be exercised on the next succeeding Trading Day.
d) Authorized Shares.
The Company covenants that during the period the Warrant is outstanding, it will reserve from its authorized and unissued Common Stock a sufficient number of shares to provide for the issuance of the Warrant Shares upon the exercise of any purchase rights under this Warrant. The Company further covenants that its issuance of this Warrant shall constitute full authority to its officers who are charged with the duty of issuing the necessary Warrant Shares upon the exercise of the purchase rights under this Warrant. The Company will take such reasonable action as may be necessary to assure that such Warrant Shares may be issued as provided herein without violation of any applicable law or regulation, or of any requirements of the Trading Market upon which the Common Stock may be listed. The Company covenants that all Warrant Shares which may be issued upon the exercise of the purchase rights represented by this Warrant will, upon exercise of the purchase rights represented by this Warrant and payment for such Warrant Shares in
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accordance herewith, be duly authorized, validly issued, fully paid and nonassessable and free from all taxes, liens and charges created by the Company in respect of the issue thereof (other than taxes in respect of any transfer occurring contemporaneously with such issue).
Except and to the extent as waived or consented to by the Holder, the Company shall not by any action, including, without limitation, amending its certificate of incorporation or through any reorganization, transfer of assets, consolidation, merger, dissolution, issue or sale of securities or any other voluntary action, avoid or seek to avoid the observance or performance of any of the terms of this Warrant, but will at all times in good faith assist in the carrying out of all such terms and in the taking of all such actions as may be necessary or appropriate to protect the rights of Holder as set forth in this Warrant against impairment. Without limiting the generality of the foregoing, the Company will (i) not increase the par value of any Warrant Shares above the amount payable therefor upon such exercise immediately prior to such increase in par value, (ii) take such action as may be necessary or appropriate in order that the Company may validly and legally issue fully paid and nonassessable Warrant Shares upon the exercise of this Warrant and (iii) use commercially reasonable efforts to obtain all such authorizations, exemptions or consents from any public regulatory body having jurisdiction thereof, as may be, necessary to enable the Company to perform its obligations under this Warrant.
Before taking any action which would result in an adjustment in the number of Warrant Shares for which this Warrant is exercisable or in the Exercise Price, the Company shall obtain all such authorizations or exemptions thereof, or consents thereto, as may be necessary from any public regulatory body or bodies having jurisdiction thereof.
e) Jurisdiction. All questions concerning the construction, validity, enforcement and interpretation of this Warrant shall be governed by and construed and enforced in accordance with the internal laws of the State of New York, without regard to the principles of conflicts of law thereof. The Company and, by accepting this Warrant, the Holder each agrees that all legal proceedings concerning the interpretations, enforcement and defense of the transactions contemplated by this Warrant (whether brought against the Company or the Holder or their respective affiliates, directors, officers, stockholders, partners, members, employees or agents) shall be commenced exclusively in the state and federal courts sitting in the City of New York. The Company and, by accepting this Warrant, the Holder each hereby irrevocably submits to the exclusive jurisdiction of the state and federal courts sitting in the City of New York, Borough of Manhattan for the adjudication of any dispute hereunder or in connection herewith or with any transaction contemplated hereby or discussed herein, and hereby irrevocably waives, and agrees not to assert in any suit, action or proceeding, any claim that it is not personally subject to the jurisdiction of any such court, that such suit, action or proceeding is improper or is an inconvenient venue for such proceeding. The Company and, by accepting this Warrant, the Holder each hereby irrevocably waives personal service of process and consents to process being served in any such suit, action or proceeding by mailing a copy thereof via registered or certified mail or overnight delivery (with evidence of delivery) to it at the address in effect for notices to it under this Warrant and agrees that such service shall constitute good and sufficient service of process and notice thereof. Nothing contained herein shall be deemed to limit in any way any right to serve process in any other manner permitted by law. If the Company or the Holder shall commence an action, suit or proceeding to enforce any provisions of this Warrant, the prevailing party in such action, suit or proceeding shall be reimbursed by the other party for their reasonable attorneys’ fees and other costs and expenses incurred with the investigation, preparation and prosecution of such action or proceeding.
f) Restrictions. The Holder acknowledges that the Warrant Shares acquired upon the exercise of this Warrant, if not registered, and the Holder does not utilize cashless exercise, will have restrictions upon resale imposed by state and federal securities laws.
g) Nonwaiver and Expenses. No course of dealing or any delay or failure to exercise any right hereunder on the part of Holder shall operate as a waiver of such right or otherwise prejudice the Holder’s rights, powers or remedies. Without limiting any other provision of this Warrant, if the Company willfully and knowingly fails to comply with any provision of this Warrant, which results in any material damages to the Holder, the Company shall pay to the Holder such amounts as shall be sufficient to cover any costs and expenses including, but not limited to, reasonable attorneys’ fees, including those of appellate proceedings, incurred by the Holder in collecting any amounts due pursuant hereto or in otherwise enforcing any of its rights, powers or remedies hereunder.
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h) Notices. Any and all notices or other communications or deliveries to be provided by the Holder hereunder including, without limitation, any Notice of Exercise, shall be in writing and delivered personally, by email or sent by a nationally recognized overnight courier service, addressed to the Company, at 490 Foley Lane, Hamilton, MT 59840, Attention: General Counsel, email address: , or such other email address or address as the Company may specify for such purposes by notice to the Holder with a copy (which shall not constitute notice) to Orrick, Herrington & Sutcliffe LLP, 222 Berkeley Street, Suite 2000, Boston, MA 02116, Attention: Albert Vanderlaan, email address: . Any and all notices or other communications or deliveries to be provided by the Company hereunder shall be in writing and delivered personally, by email, or sent by a nationally recognized overnight courier service addressed to the Holder, at CHS Management Group, LLC, PO Box 2226, Palm Beach, FL 33480, Attention: Rebecca E. Renzas, email address: with a copy (which shall not constitute notice) to McDermott Will & Schulte LLP, One Vanderbilt Avenue, New York, NY 10017-3852, Attention: Todd Kornfeld, email address: . Any notice or other communication or deliveries hereunder shall be deemed given and effective on the earliest of (i) the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section prior to 5:30 p.m. (New York City time) on any date, (ii) the next Trading Day after the time of transmission, if such notice or communication is delivered via email at the email address set forth in this Section on a day that is not a Trading Day or later than 5:30 p.m. (New York City time) on any Trading Day, (iii) the second Trading Day following the date of mailing, if sent by U.S. nationally recognized overnight courier service, or (iv) upon actual receipt by the party to whom such notice is required to be given. To the extent that any notice provided by the Company hereunder constitutes, or contains, material, non-public information regarding the Company or any subsidiaries, the Company shall simultaneously file such notice with the Commission pursuant to a Current Report on Form 8-K.
i) Limitation of Liability. No provision hereof, in the absence of any affirmative action by the Holder to exercise this Warrant to purchase Warrant Shares, and no enumeration herein of the rights or privileges of the Holder, shall give rise to any liability of the Holder for the purchase price of any Common Stock or as a stockholder of the Company, whether such liability is asserted by the Company or by creditors of the Company.
j) Remedies. The Holder, in addition to being entitled to exercise all rights granted by law, including recovery of damages, will be entitled to specific performance of its rights under this Warrant. The Company agrees that monetary damages would not be adequate compensation for any loss incurred by reason of a breach by it of the provisions of this Warrant and hereby agrees to waive and not to assert the defense in any action for specific performance that a remedy at law would be adequate.
k) Successors and Assigns. Subject to applicable securities laws, this Warrant and the rights and obligations evidenced hereby shall inure to the benefit of and be binding upon the successors and permitted assigns of the Company and the successors and permitted assigns of Holder. The provisions of this Warrant are intended to be for the benefit of any Holder from time to time of this Warrant and shall be enforceable by such Holder.
l) Amendment. This Warrant may be modified or amended or the provisions hereof waived with the written consent of the Company and the holders of at least a majority of the Common Stock issuable upon the exercise of the then outstanding Warrants (determined without giving effect to Section 2(e) of the Warrants); provided such modification, amendment or waiver applies to all of the then outstanding Warrants.
m) Severability. Wherever possible, each provision of this Warrant shall be interpreted in such manner as to be effective and valid under applicable law, but if any provision of this Warrant shall be prohibited by or invalid under applicable law, such provision shall be ineffective to the extent of such prohibition or invalidity, without invalidating the remainder of such provisions or the remaining provisions of this Warrant.
n) Headings. The headings used in this Warrant are for the convenience of reference only and shall not, for any purpose, be deemed a part of this Warrant.
o) Electronic Signatures. Electronically scanned and transmitted signatures, including by email attachment, shall be deemed originals for all purposes of this Warrant.
(Remainder of page left blank | Signature pages follow)
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IN WITNESS WHEREOF, the Company has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

LOCAL BOUNTI CORPORATION

By:	/s/ Kathleen Valiasek
Name:	Kathleen Valiasek
Title:	Chief Executive Officer, President and Chief Financial Officer

[Signature Page to Warrant]

IN WITNESS WHEREOF, the Holder has caused this Warrant to be executed by its officer thereunto duly authorized as of the date first above indicated.

U.S. BOUNTI, LLC

By:	/s/ Charles R. Schwab
	Name:	Charles R. Schwab
	Title:	Manager

[Signature Page to Warrant]

Annex A
NOTICE OF EXERCISE
TO:	LOCAL BOUNTI CORPORATION
(1) The undersigned hereby elects to purchase     Warrant Shares of the Company pursuant to the terms of the attached Warrant (only if exercised in full), and tenders herewith payment of the exercise price in full, together with all applicable transfer taxes, if any.
(2) Payment shall take the form of (check applicable box):
☐	in lawful money of the United States; or
☐
if permitted the cancellation of such number of Warrant Shares as is necessary, in accordance with the formula set forth in subsection 2(c), to exercise this Warrant with respect to the maximum number of Warrant Shares purchasable pursuant to the cashless exercise procedure set forth in subsection 2(c).

(3) Please issue said Warrant Shares in the name of the undersigned or in such other name as is specified below:

The Warrant Shares shall be delivered to the following DWAC Account Number:

[SIGNATURE OF HOLDER]

Name of Investing Entity:

Signature of Authorized Signatory of Investing Entity:

Name of Authorized Signatory:

Title of Authorized Signatory:

Date:

A-1

Annex B
ASSIGNMENT FORM
(To assign the foregoing Warrant, execute this form and supply required information. Do not use this form to exercise the Warrant to purchase shares.)
FOR VALUE RECEIVED, the foregoing Warrant to purchase shares of Local Bounti Corporation, a Delaware corporation, and all rights evidenced thereby are hereby assigned to

Name:
(Please Print)

Address:
(Please Print)

Phone Number:

Email Address:

Dated: ,

Holder’s Signature:

Holder’s Address:

B-1

SCAN TO
VIEW MATERIALS & VOTE

LOCAL BOUNTI CORPORATION
490 FOLEY LANE
HAMILTON, MT 59840

VOTE BY INTERNET
Before The Meeting - Go to **www.proxyvote.com or scan the QR Barcode above**

Use the Internet to transmit your voting instructions and for electronic delivery of information up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you access the web site and follow the instructions to obtain your records and to create an electronic voting instruction form.

During The Meeting - Go to **www.virtualshareholdermeeting.com/LOCL2025SM**

You may attend the meeting via the Internet and vote during the meeting. Have the information that is printed in the box marked by the arrow available and follow the instructions.

VOTE BY PHONE - 1-800-690-6903
Use any touch-tone telephone to transmit your voting instructions up until 11:59 p.m. Eastern Time the day before the cut-off date or meeting date. Have your proxy card in hand when you call and then follow the instructions.

VOTE BY MAIL
Mark, sign and date your proxy card and return it in the postage-paid envelope we have provided or return it to Vote Processing, c/o Broadridge, 51 Mercedes Way, Edgewood, NY 11717.

TO VOTE, MARK BLOCKS BELOW IN BLUE OR BLACK INK AS FOLLOWS:

V78778-S20570

KEEP THIS PORTION FOR YOUR RECORDS

DETACH AND RETURN THIS PORTION ONLY

THIS PROXY CARD IS VALID ONLY WHEN SIGNED AND DATED.

LOCAL BOUNTI CORPORATION

The Board of Directors recommends you vote FOR the following proposals:

NOTE: Such other business as may properly come before the meeting or any adjournment thereof.

Please sign exactly as your name(s) appear(s) hereon. When signing as attorney, executor, administrator, or other fiduciary, please give full title as such. Joint owners should each sign personally. All holders must sign. If a corporation or partnership, please sign in full corporate or partnership name by authorized officer.

Signature [PLEASE SIGN WITHIN BOX] Date

Signature (Joint Owners) Date

Important Notice Regarding the Availability of Proxy Materials for the Special Meeting:
The Notice and Proxy Statement is available at www.proxyvote.com.

V78779-S20570

LOCAL BOUNTI CORPORATION
Special Meeting of Stockholders
October 14, 2025 9:00 AM MDT
This proxy is solicited by the Board of Directors

The stockholder(s) hereby appoint(s) Kathleen Valiasek and Margaret McCandless, or either of them, as proxies, each with the power to appoint their substitute, and authorize(s) them to represent and to vote, as designated on the reverse side of this ballot, all of the shares of common stock of Local Bounti Corporation that the stockholder(s) is/are entitled to vote at the Special Meeting of Stockholders to be held at 9:00 AM MDT on October 14, 2025 via the Internet at www.virtualshareholdermeeting.com/LOCL2025SM, and any adjournment or postponement thereof with discretionary authority as to any other business that may properly come before the meeting.

This proxy, when properly executed, will be voted in the manner directed. If no such direction is made, this proxy will be voted in accordance with the Board of Directors' recommendations.

Continued and to be signed on reverse side